Sales Report:Supplement No. 77 dated Nov 10, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 430446
This series of Notes was issued and sold upon the funding of the borrower loan #39388, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-27-2009
				Auction end date:	Nov-03-2009

Starting lender yield:	13.52%	Starting borrower rate/APR:	14.52% / 16.68%	Starting monthly payment:	$120.51
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 13.12%	Final monthly payment:	$114.59

Auction yield range:	4.29% - 13.52%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-1996	Debt/Income ratio:	20%
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	10 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	25y 5m
Amount delinquent:	$0	Revolving credit balance:	$11,825	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	kindness-captain902	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	13 ( 100% )	700-719 (Latest)
Principal borrowed:	$11,000.00	< mo. late:	0 ( 0% )	700-719 (Sep-2008)
Principal balance:	$7,647.86	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
auto loan / commuter car
Purpose of loan
This loan will be used to? pay off high apr credit cards.

My financial situation:
I am a good candidate for this loan because? i have a good credit history, and i have worked as an auto service worker for the city and county of san francisco for 25 years

Monthly net income: $ 3,200.00

Monthly expenses: $
??Housing: $ 1,300.00
??Insurance: $ part of assoc. fee 320.00 paid by wife.
??Car expenses: $ 240,00 paid by wife.
??Utilities: $
??Phone, cable, internet: $ 100.00 paid by wife.
??Food, entertainment: $ 250. 00
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 300.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, what will you use this loan for? - interest88
A: Hello, i will use this loan for a vehicle to commute to work. (Nov-01-2009)
Q: If the loan will be used to by a car, why did you state that the loan would be used to pay off high interest credit cards? - Share-the-wealth
A: hello, the 1st loan was for credit cards (Nov-03-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

blot44	$25.00	$25.00	10/27/2009 6:56:45 PM
rmpedi33	$100.00	$100.00	10/28/2009 12:13:33 PM
flwah	$25.00	$25.00	10/28/2009 8:23:02 PM
Unitas4302	$100.00	$100.00	10/28/2009 7:48:22 PM
dma1206	$25.00	$25.00	10/29/2009 4:56:24 PM
adir1	$50.00	$50.00	10/31/2009 11:28:11 AM
Alexander1776	$25.00	$25.00	11/1/2009 11:07:42 AM
oldman68	$25.00	$25.00	11/1/2009 8:45:23 PM
fantasysports	$25.00	$25.00	11/2/2009 2:51:56 PM
HappyToLoan	$25.00	$25.00	11/2/2009 4:31:41 PM
MoneyTree79	$50.00	$50.00	11/2/2009 5:50:35 PM
Jiangtao	$25.00	$25.00	11/3/2009 7:17:19 AM
PalmerTheEmbalmer	$25.00	$25.00	11/2/2009 11:34:36 PM
atlas100	$50.00	$50.00	11/3/2009 7:53:09 AM
marshallmanhattan	$25.00	$25.00	11/3/2009 9:12:43 AM
leverage-monger	$25.00	$25.00	11/3/2009 11:11:43 AM
rce1964	$25.00	$25.00	11/3/2009 11:24:51 AM
jcw3rd	$25.00	$25.00	11/3/2009 11:29:26 AM
sflash	$25.00	$25.00	11/3/2009 10:19:20 AM
gustavholstopus32	$25.00	$25.00	11/3/2009 11:42:13 AM
brightest-economy-tsunami	$25.00	$25.00	11/3/2009 11:56:45 AM
Kyileo	$25.00	$25.00	11/3/2009 1:53:17 PM
well-mannered-income3	$25.00	$25.00	11/3/2009 8:55:03 AM
1SteelerFan	$40.00	$40.00	11/3/2009 2:02:20 PM
leverage-monger	$25.00	$25.00	11/3/2009 8:59:06 AM
organic-platinum	$25.00	$25.00	11/3/2009 1:54:55 PM
leverage-monger	$25.00	$25.00	11/3/2009 3:30:55 PM
Snoopylover	$25.00	$25.00	11/3/2009 10:35:19 AM
leverage-monger	$25.00	$25.00	11/3/2009 3:10:46 PM
FutureLenderEC	$25.00	$25.00	11/3/2009 11:54:57 AM
TakeCare	$25.00	$25.00	11/3/2009 1:32:45 PM
generous-deal6	$25.00	$25.00	11/3/2009 2:04:13 PM
DavronFunding	$25.00	$25.00	11/3/2009 2:38:31 PM
Syzygy	$25.00	$25.00	10/27/2009 4:31:17 PM
turbospeed	$25.00	$25.00	10/27/2009 4:26:30 PM
CallMeBen	$25.00	$25.00	10/27/2009 4:26:37 PM
asset-numero-uno	$100.00	$100.00	10/27/2009 4:28:52 PM
vinayski	$25.00	$25.00	10/28/2009 4:58:14 PM
hellasow	$25.00	$25.00	10/29/2009 7:51:04 AM
return-grizzly	$500.00	$69.59	10/29/2009 1:51:23 PM
member123	$25.00	$25.00	10/29/2009 3:27:23 PM
iflyforfun	$50.00	$50.00	10/30/2009 11:35:19 AM
Richmp412	$25.00	$25.00	11/2/2009 4:40:38 PM
pueblopablo	$50.00	$50.00	11/2/2009 4:43:59 PM
ManhattanLender	$25.00	$25.00	11/2/2009 4:50:36 PM
loantigger	$25.00	$25.00	11/2/2009 5:00:55 PM
pinnacle10	$25.00	$25.00	11/2/2009 5:11:55 PM
oceanside	$25.00	$25.00	11/2/2009 7:17:32 PM
LendThriftSimon	$32.00	$32.00	11/3/2009 3:17:49 AM
dpries123	$25.00	$25.00	11/3/2009 5:44:35 AM
Svigel	$25.00	$25.00	11/3/2009 7:35:09 AM
thegreatstrafe	$25.00	$25.00	11/3/2009 8:49:12 AM
OregonDane	$25.00	$25.00	11/3/2009 8:15:17 AM
durability-colonel	$50.00	$50.00	11/3/2009 11:12:22 AM
shrewd-income	$100.00	$100.00	11/2/2009 11:29:28 PM
selvamfinance	$25.00	$25.00	11/3/2009 2:37:07 AM
dmitriy2	$25.00	$25.00	11/3/2009 6:49:28 AM
bondhedger	$25.00	$25.00	11/3/2009 11:47:20 AM
uralrider	$32.53	$32.53	11/3/2009 8:55:11 AM
sparkling-contract7	$25.00	$25.00	11/3/2009 3:31:02 PM
the-profit-oracle	$25.00	$25.00	11/3/2009 2:28:28 PM
wwwUniversal	$25.00	$25.00	11/3/2009 2:51:54 PM
Rustang	$50.00	$50.00	11/3/2009 10:54:19 AM
leverage-monger	$25.00	$25.00	11/3/2009 3:09:58 PM
Mikale360	$25.00	$25.00	11/3/2009 3:12:07 PM
MoneyForNothing	$25.00	$25.00	11/3/2009 3:15:57 PM
maga	$100.00	$100.00	11/3/2009 11:28:42 AM
jybank	$25.00	$25.00	11/3/2009 4:03:51 PM
serene-capital	$25.00	$25.00	11/3/2009 4:01:29 PM
wild-orange	$500.00	$500.00	11/3/2009 4:01:31 PM
bayou68	$50.00	$50.00	11/3/2009 1:07:17 PM
p2p-gala	$200.00	$200.00	11/3/2009 1:54:56 PM
MacBrandon	$25.00	$25.00	11/3/2009 1:57:56 PM
pietro_torna_indietro	$50.00	$50.00	11/3/2009 1:59:16 PM
Engineer44	$25.00	$25.00	11/3/2009 4:07:42 PM
jayk63	$25.00	$25.00	11/3/2009 2:16:16 PM
sincere-investment4	$25.00	$25.00	11/3/2009 3:30:31 PM
leverage-monger	$25.88	$25.88	11/3/2009 3:32:07 PM
bxdoc	$225.00	$225.00	11/3/2009 3:45:10 PM
79 bids
Borrower Payment Dependent Notes Series 430534
This series of Notes was issued and sold upon the funding of the borrower loan #39375, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Oct-27-2009
				Auction end date:	Nov-03-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Jul-2001	Debt/Income ratio:	7%
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	9 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$1,059	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	5%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	11
Screen name:	best-repayment-knickers	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting back on track
Purpose of loan:
This loan will be used to clean up my financial mess.? I do not need a big loan to get me back on track.

My financial situation:
I am a good candidate for this loan because I have a full time and a decent income.? I can?certainly pay back the loan.

Monthly net income: $ 65,000.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Can you please describe your "financial mess"? Your credit seems pretty solid and you debt load looks pretty low, so what is wrong? - MatticusCaesar
A: I have had a budget for the past 7 months. This loan is necessary so that I can stay in the budget. It is a little financial mess. (Oct-29-2009)
Q: i would like to bid on your listing it seems like a great deal but i don't understand what you mean by little financial mess.could you provide the budget numbers or monthly expenses so we can see what you are talking about - GolfStud
A: My Main Expenses; mortgage, utility, phone, car payment and insurance are $1675, Variable Expenses; groceries, clothing, miscelleneous are $825. (Oct-29-2009)
Q: Please provide better explain of your situation and "financial mess". It is unclear in your description and answers. Please answer publicly. thanks much. - reflective-rupee
A: I apologize for not being clear about my financial mess. I am currently in debt of $2440, $2000 of it I obtained from a relative a year ago. Now, she needs the money. I currently carry one credit card with balance of $440, and I don't want to open another credit card because I want to keep a good credit score which is at 726 from Experian. By keeping my budget as it is now, I know I can set aside $400 a month. It is my intention to pay this loan off much sooner than 3 years. (Nov-02-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	10/27/2009 4:49:29 PM
unk1911	$25.00	$25.00	10/27/2009 4:28:05 PM
reflective-rupee	$225.00	$225.00	10/27/2009 4:57:02 PM
Unitas4302	$50.00	$50.00	10/27/2009 8:36:16 PM
hope-gadget	$200.00	$200.00	10/29/2009 6:27:36 AM
reflective-rupee	$250.00	$250.00	10/29/2009 12:01:32 PM
kevlar	$39.05	$39.05	10/29/2009 10:39:38 PM
BenR	$100.00	$100.00	10/30/2009 8:06:17 AM
rmpedi33	$25.00	$25.00	10/30/2009 11:02:21 AM
economy-synapse	$25.00	$25.00	10/30/2009 3:38:23 PM
economy-sunrise	$25.00	$25.00	10/31/2009 12:02:19 AM
JustMee	$25.00	$25.00	10/30/2009 8:57:49 PM
jep7070	$31.16	$31.16	10/30/2009 10:12:04 PM
eccles	$25.00	$25.00	11/1/2009 4:31:07 PM
greenback-shakespeare	$50.00	$50.00	11/2/2009 12:58:50 PM
gold-cluster	$25.00	$25.00	11/2/2009 11:36:46 AM
elvisloans	$25.00	$25.00	11/2/2009 4:03:57 PM
tcbmc	$25.00	$25.00	11/2/2009 5:12:50 PM
wild-orange	$25.00	$25.00	11/2/2009 6:37:28 PM
economy-popcorn	$25.00	$25.00	11/2/2009 9:06:20 PM
sparkling-funds	$25.00	$25.00	11/2/2009 9:35:31 PM
zippy-coin	$50.00	$50.00	11/3/2009 3:37:36 AM
glenium	$25.00	$25.00	11/3/2009 3:27:57 AM
reflective-rupee	$250.00	$250.00	10/27/2009 4:57:29 PM
reflective-rupee	$100.00	$100.00	10/29/2009 10:09:58 AM
the-profit-oracle	$25.00	$25.00	10/29/2009 1:42:23 PM
privatebankerva	$25.00	$25.00	10/31/2009 6:37:51 AM
commerce-mushroom	$25.00	$25.00	11/1/2009 5:34:03 PM
wealth-pipeline	$25.00	$25.00	11/2/2009 11:09:11 AM
shrewd-income	$250.00	$250.00	11/2/2009 11:23:05 AM
reflective-rupee	$500.00	$29.79	11/2/2009 10:05:44 AM
a-finance-nirvana	$150.00	$150.00	11/2/2009 1:00:08 PM
56bones	$25.00	$25.00	11/2/2009 12:46:15 PM
gold-cluster	$200.00	$200.00	11/2/2009 11:36:10 AM
brother_tam	$50.00	$50.00	11/2/2009 6:37:35 PM
35 bids
Borrower Payment Dependent Notes Series 430636
This series of Notes was issued and sold upon the funding of the borrower loan #39373, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	17.29%	Final borrower rate/APR:	18.29% / 20.50%	Final monthly payment:	$90.75

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1995	Debt/Income ratio:	31%
Credit score:	680-699 (Oct-2009)	Current / open credit lines:	16 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	26	Length of status:	4y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,988	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	94%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	ridingrealtor	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	680-699 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	620-639 (Jan-2008)
Principal balance:	$1,575.19	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
Improving large equestrian facility
Purpose of loan:
Generally, this loan will be used to make improvements to my equestrian boarding/training facility.? Specifically, I will be finishing off two run in pasture shelters, building a small 18x40 barn, and completing the electrical wiring for my electric fences, arena and driveway lighting, and trough heaters.

My financial situation:
I am a good candidate for this loan because for the past five years I have been meticulous about my finances.? Previously, I was careless about paying bills.? However, I decided to make a life change in 2004.? My credit scores have greatly improved, some as much as 110 points.??Nor have I missed or had a late payment in that time.? I?have paid?off?all?small charge accounts as well. And I have one carpayment left so, as of November 2009, the car is mine!

I am also a good candidate as my boarding facility just keeps growing!?I have only been open for boarders since December 2007 and as of October 2009, we have?on average 50-70 horses, making my farm one of the biggest around.? Most importantly, my business has grown so successfully, that I was able to purchase the 60 acres of land that the farm sits on.? Previously, I was renting it, however, it came up for sale and I jumped at the chance to purchase it and was able to get a heck of a deal.??Now, I'm just trying to get these final improvements completed before winter comes.

Monthly net income: $ 3500

Monthly expenses: $ 2736
??Housing: $?625
??Insurance: $?340
??Car expenses: $?507
??Utilities: $?90
??Phone, cable, internet: $?114
??Food, entertainment: $ 300
??Clothing, household expenses $?200
??Credit cards and other loans: $ 310
??Other expenses: $ 250

????I am also a realtor and have been with the same company for nearly five years.? I average 1-2 closings a month and am in the top ten in my company for highest? average selling price/house.? After being a paralegal for several years, I truly enjoy the flexibility of real estate and of course, my passion: horses.? I have found a niche selling horse farms.? Go figure!?This is my?second loan with (the first one was opened two years ago) and I really hope that this loan gets funded.?With?all of the new boarders, I had to build additional pastures and therefore, new shelters for each pasture.??Also, the small barn will be used to house horses that are sick or injured.? With Michigan's difficult economy,? luxuries such as horses are really falling by the wayside and I do a lot of rescuing and fostering horses that are abandoned or neglected.?This has been my dream all of my life and I can hardly believe that it is finally coming true.? You are welcome to check out my facility at www.loftyambitionsfarm.com, just to make sure I am legit.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: $2500 to finish off two runs, build a barn, and do extensive electrical work? Isn't that a bit ambitious? - ideal-value
A: Hi there, I agree that it does seem ambitious. However we actually have quite a bit of unused lumber that was already donated, enough to finish the sides of the shelters up to about 8 feet high, therefore we need only the plywood and the tin for the roofs. For the electrical work, the conduit and wire have already been installed, we just need to purchase the boxes and outlets. We can use the donated lumber for a good amount of the small barn as well. Thanks, I hope this answers your question (Oct-31-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Kash2010lu	$25.00	$25.00	11/3/2009 11:08:08 PM
IM-SHARKY	$2,500.00	$2,475.00	11/4/2009 4:04:59 PM
2 bids
Borrower Payment Dependent Notes Series 430740
This series of Notes was issued and sold upon the funding of the borrower loan #39380, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-03-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$99.27
Final lender yield:	25.45%	Final borrower rate/APR:	26.45% / 28.78%	Final monthly payment:	$97.27

Auction yield range:	11.29% - 27.00%	Estimated loss impact:	10.63%
Lender servicing fee:	1.00%	Estimated return:	14.82%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1996	Debt/Income ratio:	27%
Credit score:	660-679 (Oct-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	16y 3m
Amount delinquent:	$0	Revolving credit balance:	$13,450	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	3
Screen name:	well-rounded-hope	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a used car
Purpose of loan:
This loan will be used to? buy a used car.? I currently drive a 1998 2500 Chevy pick-up truck.? It is a gas guzzler.? I didn't trade it in during the "cash for clunkers" program because I use it to plow snow with in the winter.? My family owns the restaurant that I work at.? We do our?own snow removal during the winter.? I don't want to trade my truck in to get a new or used car, I just want to get a cheap, yet reliable car so I save gas going back and forth to work.? I live about 15 miles from work, and my truck only get about 10-15 miles-per-gallon.? I have to fill up more often than I'd like.? It's also an older truck and very expensive to replace if something were to happen to it.? It also provides me with additional income during a snowfall.? I have about 5 regular clients who call me to plow their driveways.?

My financial situation:
I am a good candidate for this loan because?I have never missed a payment on any kind of loan or credit card since I?was 16 and bought my first vehicle.? My credit is?a little shaky right now, but I'm?in the process of paying off my various bills and every month from now until July, 2010, I will be paying?off another credit/change card that I have.? As of July 2010, I will be completely debt free, except for this loan.??I take paying money that I owe very seriously.? I believe that interest is fair; after all?I'm using someone else's money.? I believe that if you buy something, you pay?for it.? I work very hard and many hours a week to pay all my bills.??I participated in a debt management program.? I signed up?in December of 2005.? I was not behind?on any of my payments.? I hadn't missed any payments.? I just wanted to be debt free in a reasonable amount of time.? That goal will be met on July 23, 2010.? I will have paid off?about $32,000 in credit card debt.? See what I mean about taking my debt seriously?? I was offered?"settlement" amounts.? The credit?card companies offered to reduce how much I owed in order to pay off some of my?debt sooner.? I didn't take advantage of this, because it felt wrong.? I?owed what I owed and I felt that I should pay it all. ?

Monthly net income: $ 2890

Monthly expenses: $1503?
??Housing: $450?
??Insurance: $50
??Car expenses: $0
??Utilities: $50
??Phone, cable, internet: $45
??Food, entertainment: $60
??Clothing, household expenses $0
??Credit cards and other loans: $723
??Other expenses: $125
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

gamesetmatchmu03	$25.00	$25.00	10/28/2009 4:09:20 PM
ctaylor15	$25.00	$25.00	10/28/2009 4:12:33 PM
neighborly-bid	$25.00	$25.00	10/28/2009 4:11:59 PM
inventive-exchange	$25.00	$25.00	10/28/2009 4:13:20 PM
Xaja	$25.00	$25.00	10/28/2009 4:12:27 PM
Hondo	$25.00	$25.00	10/28/2009 4:14:08 PM
87Marc	$25.00	$25.00	10/28/2009 4:13:19 PM
loyalist1	$25.00	$25.00	10/28/2009 4:15:47 PM
Dubbs360	$50.00	$50.00	10/28/2009 4:16:34 PM
MissionMicroFinance	$25.00	$25.00	10/28/2009 4:15:57 PM
wildguy	$25.00	$25.00	10/28/2009 4:16:16 PM
dime-fighter	$25.00	$25.00	10/28/2009 4:09:59 PM
vigilance-searcher	$25.00	$25.00	10/28/2009 4:11:06 PM
dextro	$25.00	$25.00	10/28/2009 4:12:11 PM
rmcolber	$25.00	$25.00	10/28/2009 4:12:26 PM
Snowflake6515	$25.00	$25.00	10/28/2009 4:12:57 PM
bigbryan98	$25.00	$25.00	10/28/2009 4:13:21 PM
anton	$25.00	$25.00	10/28/2009 4:21:24 PM
heroic-benefit	$25.00	$25.00	10/28/2009 4:21:35 PM
dedicated-diversification5	$30.00	$16.40	10/28/2009 4:21:39 PM
dinero-mason	$50.00	$50.00	10/28/2009 4:21:34 PM
personal-lender	$25.00	$25.00	10/28/2009 4:21:23 PM
108lender	$75.00	$75.00	10/28/2009 4:21:32 PM
Montgomery-Burns	$25.00	$25.00	10/28/2009 7:07:46 PM
velocity-flag	$25.00	$25.00	10/29/2009 9:01:03 AM
bondhedger	$25.00	$25.00	10/29/2009 10:03:40 AM
DANTHEMAN2	$25.00	$25.00	10/30/2009 7:23:01 PM
site_ml	$25.00	$25.00	10/30/2009 8:06:32 PM
bonus-patriot	$25.00	$25.00	11/1/2009 4:17:30 PM
nala2821	$25.00	$25.00	11/2/2009 9:34:45 AM
Onlyhappycustomers	$25.00	$25.00	11/2/2009 6:51:25 PM
leverage-monger	$50.00	$50.00	10/28/2009 4:09:56 PM
lloyd_s	$25.00	$25.00	10/28/2009 4:12:31 PM
bluesheep	$25.00	$25.00	10/28/2009 4:12:36 PM
silver-flower448	$25.00	$25.00	10/28/2009 4:12:47 PM
the-money-gargantuan	$25.00	$25.00	10/28/2009 4:12:10 PM
gluon	$25.00	$25.00	10/28/2009 4:12:13 PM
Sanford-N-Sons	$25.00	$25.00	10/28/2009 4:12:37 PM
generous-deal6	$25.00	$25.00	10/28/2009 4:12:58 PM
capital-albatross	$25.00	$25.00	10/28/2009 4:14:42 PM
dparkhom	$25.00	$25.00	10/28/2009 4:16:17 PM
supreme-hope	$25.00	$25.00	10/28/2009 4:09:24 PM
zone8	$25.00	$25.00	10/28/2009 4:10:53 PM
five-star-note	$25.00	$25.00	10/28/2009 4:12:06 PM
efficient-principal	$25.00	$25.00	10/28/2009 4:12:12 PM
gig4ls	$25.00	$25.00	10/28/2009 4:12:34 PM
rmachi	$25.00	$25.00	10/28/2009 4:12:56 PM
value-microscope	$25.00	$25.00	10/28/2009 4:21:27 PM
SNH	$50.00	$50.00	10/28/2009 4:21:21 PM
Orringo	$25.00	$25.00	10/28/2009 4:21:26 PM
tallmon	$25.00	$25.00	10/28/2009 4:21:38 PM
fortytwo	$50.00	$50.00	10/28/2009 4:21:28 PM
loan-master996	$50.00	$50.00	10/28/2009 4:21:33 PM
boghdan2000	$25.00	$25.00	10/28/2009 4:14:43 PM
slartibardfast	$25.00	$25.00	10/28/2009 4:21:37 PM
texrob20	$25.00	$25.00	10/28/2009 4:14:47 PM
unk1911	$25.00	$25.00	10/28/2009 4:22:08 PM
Shepherd7	$25.00	$25.00	10/28/2009 4:16:32 PM
beezling	$52.00	$52.00	10/28/2009 4:21:30 PM
charming-point	$50.00	$50.00	10/28/2009 4:21:36 PM
drg6289	$25.00	$25.00	10/28/2009 4:49:06 PM
forthright-dedication	$25.00	$25.00	10/28/2009 9:38:22 PM
EngineersAlliance	$31.60	$31.60	10/29/2009 11:03:02 AM
mercuriant	$25.00	$25.00	10/29/2009 4:56:14 PM
reflective-rupee	$25.00	$25.00	10/30/2009 8:18:03 AM
101010	$100.00	$100.00	10/31/2009 4:31:00 PM
felicity-daydream	$25.00	$25.00	10/31/2009 1:47:11 PM
leverage-monger	$100.00	$100.00	10/31/2009 6:52:15 PM
atlas100	$25.00	$25.00	11/1/2009 3:30:54 PM
reflective-rupee	$100.00	$100.00	11/2/2009 11:44:53 AM
p2p-gala	$25.00	$25.00	11/2/2009 4:46:59 PM
Helenska11	$25.00	$25.00	11/2/2009 4:50:28 PM
economy-synapse	$25.00	$25.00	11/2/2009 5:30:29 PM
wild-orange	$100.00	$100.00	11/2/2009 6:44:36 PM
74 bids
Borrower Payment Dependent Notes Series 430850
This series of Notes was issued and sold upon the funding of the borrower loan #39365, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	17.29%	Final borrower rate/APR:	18.29% / 20.50%	Final monthly payment:	$145.19

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	18.95%
Lender servicing fee:	1.00%	Estimated return:	-1.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Mar-2006	Debt/Income ratio:	17%
Credit score:	640-659 (Sep-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	3	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	JESSICE66	Borrower's state:	Maryland	Borrower's group:	VETTED BORROWERS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-659 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	620-639 (Aug-2009) 620-639 (Feb-2008)
Principal balance:	$2,651.67	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Pay Off Outstanding Debts
Purpose of loan:
Pay IRS and final attorney fees accrued during divorce proceedings. I owe $2767 to the IRS (403B early withdrawal to cover attorney fees) and $1060 is due to my attorney for finishing a custody evaluation.
My financial situation:
Stable and improving now that custody matters for my daughter are settled. My previous loan covered the majority of what was due to my attorney. I pay my bills in full on time, Prosper lenders have helped me do it. Thank you! On the savings side, I continue to contribute to my 403B plan.
Monthly net income: $ 2434
Monthly expenses: $?
??Fixed Expenses: $ 1712
? Debt Service: $ 502
? Monthly Cash Available: $ 220?
I'm confident my budget will support this loan. Please ask questions. I will answer just as soon as I can.
Information in the Description is not verified.
Friends And Family Winning Bids
gpuck has bid a total of $25.00 in winning bids.
"INVESTAR Lenders recommend this loan by popular demand. All our active members and supporters have bid this listing. We find this borrower doing what he should to grow his financial success."
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: I know you ran out of room in your listing request. Can you please tell us if the custody dispute has been resolved? - BAEVentures
A: Yes, we reached an agreement as of 29 Sep 2008. (Oct-29-2009)
Q: What is the status of your post high school education? Also, I understand that you were active duty military. Could you tell us a bit more? - BAEVentures
A: I'm pursuing a degree in Organizational Management. I have yet to enroll in school since relocating to this area, but intend to do so once I get some financial stability. I am currently preparing for a Comp TIA security course for additional certification. I am a US Air Force vet. I was on active duty for 10 years. (Oct-29-2009)
Q: I see that you put your monthly budget on your member page. Just wanted other to know that it is there for viewing - karmanxten
A: Yes, the budget is a bit more detailed and can hopefully provide more specific info if anyone requires it. (Oct-29-2009)
Q: Also, can you tell the other lenders. Who is your current employer? What do you do for them? Anything else you wish to note? - BAEVentures
A: I am employed as an IT Technician for the McDonough School of Business at Georgetown University. We provide A/V and IT support for students, faculty and staff. (Oct-29-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Kash2010lu	$25.00	$25.00	11/3/2009 11:11:25 PM
gpuck	$25.00	$25.00	11/4/2009 7:32:59 AM
IM-SHARKY	$4,000.00	$3,950.00	11/4/2009 4:06:21 PM
3 bids
Borrower Payment Dependent Notes Series 430884
This series of Notes was issued and sold upon the funding of the borrower loan #39384, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-30-2009
				Auction end date:	Nov-06-2009

Starting lender yield:	21.40%	Starting borrower rate/APR:	22.40% / 24.67%	Starting monthly payment:	$69.12
Final lender yield:	18.00%	Final borrower rate/APR:	19.00% / 21.22%	Final monthly payment:	$65.98

Auction yield range:	8.29% - 21.40%	Estimated loss impact:	6.92%
Lender servicing fee:	1.00%	Estimated return:	11.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-1996	Debt/Income ratio:	15%
Credit score:	660-679 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	10	Length of status:	1y 5m
Amount delinquent:	$1,670	Revolving credit balance:	$6,042	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	52%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	kaneco	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Final Delinquent Accpunt
Purpose of loan:This loan will be used to pay my final Delinquent account and return to a better credit rating.
My financial situation:
I am a good candidate for this loan because I may have had personal issue in the past I have steadily paid all my loans back over the last 5 years. I have been with ATT for two years this may and previously I worked for T-mobile and SunCom. I have always been a top performer and have no job issues.
Monthly net income: $ 2600
Monthly expenses: $
??Housing: $ 0(wife pays it house in her name she is a nurse)
??Insurance: $ 200(mine and my wife?s car)
??Car expenses: $ 350
??Utilities: $ 100
??Phone, cable, internet: $ 150(cable and internet phone is free with company)
??Food, entertainment: $ 150
??Clothing, household expenses $ 0(I don?t buy clothes ...I sit in front of a computer working all night!) Household expenses: $150
??Credit cards and other loans: $ Out of my income I pay Dell $100 a month and $200 on Credit Cards
??Other expenses: $ My wife uses the rest of my money to save for Babies college and To pay off a home equity line she took out!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: does income include that of your wife? - shrewd-income
A: That is just my income, has been conistent for years now. (Nov-04-2009)
Q: Did you mean to say that you will not merely pay, but that you will PAY OFF the delinquent account with this loan from Prosper? - Toastmaster007
A: I will pay it off with this money, sorry for the confusion. To clarify this loan will be used to fully pay off my delinquent account. (Nov-06-2009)
Q: Liked your prompt reply & hope U notice that I promptly loaned $$. Will you help spread the word to borrowers that quick action (maybe quicker than they are used to!) can be one way that they can get their loans funded more quickly at a lower rate? - Toastmaster007
A: I will go out on a limb and say that working for the phone company helps since I have a Iphone and a Blackberry! Thanks though and I will let people know! (Nov-06-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KlarthXVII	$25.00	$25.00	10/30/2009 8:37:34 PM
Brown98	$25.00	$25.00	11/2/2009 6:23:57 PM
IPG1	$25.00	$25.00	11/2/2009 4:59:41 PM
Syzygy	$25.00	$25.00	11/3/2009 2:54:56 PM
MrGhost	$25.00	$25.00	11/5/2009 5:10:32 PM
shrewd-income	$25.00	$25.00	11/5/2009 6:21:25 PM
a-finance-nirvana	$200.00	$200.00	11/6/2009 5:25:41 AM
admirable-credit	$25.00	$25.00	11/6/2009 2:02:58 AM
dorypro	$25.00	$25.00	11/6/2009 12:30:45 PM
maineyankee	$25.00	$25.00	11/6/2009 12:46:14 PM
TakeCare	$25.00	$25.00	11/6/2009 2:44:14 PM
well-mannered-income3	$25.00	$25.00	11/6/2009 3:12:39 PM
sharp-credit	$100.00	$57.37	11/6/2009 4:00:59 PM
dstolars	$25.00	$25.00	11/6/2009 1:31:02 PM
shrewd-income	$150.00	$150.00	11/6/2009 3:25:40 PM
Flacap	$45.00	$45.00	11/6/2009 1:48:29 PM
Investor704	$50.00	$50.00	11/5/2009 8:40:43 PM
Chrishu	$25.00	$25.00	11/6/2009 5:51:17 AM
Cherrypicker	$48.79	$48.79	11/5/2009 5:10:31 PM
Leshan	$50.00	$50.00	11/6/2009 10:14:25 AM
carrinel	$60.00	$60.00	11/6/2009 5:39:23 AM
Tlrdlrrnch	$25.00	$25.00	11/6/2009 11:53:44 AM
Astyanax	$25.00	$25.00	11/6/2009 10:50:57 AM
ArmyGuy	$25.00	$25.00	11/6/2009 10:54:19 AM
berf	$68.84	$68.84	11/6/2009 12:45:40 PM
wild-orange	$200.00	$200.00	11/6/2009 11:55:01 AM
shrewd-income	$75.00	$75.00	11/6/2009 2:28:48 PM
redrose1518	$40.00	$40.00	11/6/2009 12:13:24 PM
the-profit-oracle	$25.00	$25.00	11/6/2009 3:19:52 PM
the-silver-blaster	$50.00	$50.00	11/6/2009 4:02:10 PM
balance-chestnut	$25.00	$25.00	11/6/2009 2:14:04 PM
charb57	$25.00	$25.00	11/6/2009 12:30:40 PM
CashBank	$25.00	$25.00	11/6/2009 12:49:05 PM
jybank	$25.00	$25.00	11/6/2009 2:19:01 PM
exciting-fairness	$150.00	$150.00	11/6/2009 3:58:28 PM
Engineer44	$30.00	$30.00	11/6/2009 4:02:45 PM
36 bids
Borrower Payment Dependent Notes Series 431192
This series of Notes was issued and sold upon the funding of the borrower loan #39385, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,630.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-30-2009
				Auction end date:	Nov-06-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$86.63
Final lender yield:	8.95%	Final borrower rate/APR:	9.95% / 12.06%	Final monthly payment:	$84.80

Auction yield range:	4.29% - 10.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1995	Debt/Income ratio:	32%
Credit score:	760-779 (Oct-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$9,233	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	35%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	five-star-social	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Spring semester
Purpose of loan:
This loan will be used to pay my tuition for the spring semester and for books, the cost of tuition keeps rising and I do not have the funds to cover my next semester.? I am very close to graduating and I am trying to avoid having to take another break.

My financial situation:
I am a good candidate for this loan because my credit is good and I have been consistently paying off debt for the last year and a half.? I?have been employed?by the same company for just over five years and?bought my first home?last summer.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

justin323	$25.00	$25.00	11/1/2009 6:43:14 AM
thebigone79	$25.00	$25.00	11/2/2009 9:20:13 AM
PalmerTheEmbalmer	$25.00	$25.00	11/2/2009 11:30:47 PM
intuitive-deal5	$150.00	$150.00	11/3/2009 4:32:13 PM
dmitriy2	$25.00	$25.00	11/3/2009 10:59:27 PM
kulender	$100.00	$100.00	11/5/2009 5:40:23 AM
Syzygy	$25.00	$25.00	11/5/2009 2:03:51 PM
Mack_Inv	$25.00	$25.00	11/5/2009 4:54:02 PM
dhallii	$43.00	$43.00	11/5/2009 5:37:28 PM
Sitgarath	$37.84	$37.84	11/5/2009 5:54:01 PM
orbiter614	$75.00	$75.00	11/5/2009 8:03:34 PM
shrewd-income	$25.00	$25.00	11/5/2009 8:18:11 PM
orbiter614	$25.00	$25.00	11/5/2009 9:18:00 PM
bankojerry	$25.00	$25.00	11/5/2009 5:06:36 PM
payontime1	$50.00	$50.00	11/6/2009 10:27:41 AM
SeaLoans	$25.00	$25.00	11/6/2009 12:02:22 PM
Prossper-Godfather	$200.00	$200.00	11/6/2009 3:15:08 PM
TakeCare	$25.00	$25.00	11/6/2009 3:24:45 PM
Nasdaq	$100.00	$100.00	11/6/2009 1:13:56 PM
TakeCare	$50.00	$50.00	11/6/2009 3:23:48 PM
wwwUniversal	$25.00	$25.00	11/6/2009 3:58:40 PM
Earn_money	$25.00	$25.00	11/6/2009 3:09:35 PM
the-profit-oracle	$25.00	$25.00	11/6/2009 3:20:14 PM
the-silver-blaster	$125.00	$125.00	11/6/2009 3:56:02 PM
buckyhead2000	$25.00	$25.00	11/2/2009 10:42:36 AM
springpanda	$50.00	$50.00	11/2/2009 3:19:32 PM
wild-orange	$500.00	$500.00	11/2/2009 6:28:37 PM
bankofmay	$25.00	$25.00	11/3/2009 7:16:20 PM
adventure0	$100.00	$100.00	11/4/2009 5:12:36 PM
Digs	$25.00	$25.00	11/5/2009 11:14:17 AM
hellasow	$25.00	$25.00	11/5/2009 12:26:13 PM
gpuck	$25.00	$25.00	11/5/2009 5:46:51 PM
chemestudent	$25.00	$25.00	11/5/2009 8:26:06 PM
gilbrear	$25.00	$25.00	11/5/2009 4:34:46 PM
barryb77	$150.00	$150.00	11/5/2009 11:34:10 PM
bossyboots01	$25.00	$25.00	11/6/2009 7:57:00 AM
gjm6d	$33.00	$33.00	11/5/2009 6:48:05 PM
Floridagirl	$25.00	$25.00	11/6/2009 10:08:42 AM
Schwamie	$35.95	$35.95	11/6/2009 10:15:51 AM
Astyanax	$25.00	$25.00	11/6/2009 10:52:33 AM
SkipMcGrath	$40.97	$40.97	11/6/2009 10:43:47 AM
payout-reaction740	$25.00	$25.00	11/6/2009 12:12:14 PM
jybank	$25.00	$25.00	11/6/2009 11:07:20 AM
Spring342	$25.00	$25.00	11/6/2009 11:52:11 AM
shrewd-income	$75.00	$75.00	11/6/2009 2:29:33 PM
elegant-bonus	$50.00	$39.24	11/6/2009 3:09:00 PM
46 bids
Borrower Payment Dependent Notes Series 431362
This series of Notes was issued and sold upon the funding of the borrower loan #39362, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-02-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 23.40%	Starting monthly payment:	$94.38
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$93.04

Auction yield range:	8.29% - 20.15%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	May-1994	Debt/Income ratio:	27%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	24 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	34y 2m
Amount delinquent:	$0	Revolving credit balance:	$30,016	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	careful-funds	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wife Having Surgery
Purpose of loan:
This loan will be used to? replace income lost due to wife's surgery. She is having knee replacement surgery and will be off from work for 10-12 weeks.

My financial situation:
I am a good candidate for this loan because? I have worked for my employer (Norfolk Southern Railway) for 34 years. I am a steady worker who pays my bills on time and I do not want to get behind financially while my wife is out of work. Thank You

Monthly net income: $ 4000.00 ????
Monthly expenses: $? 3750.00
??Housing: $ 1250.00
??Insurance: $
??Car expenses: $ 200.00
??Utilities: $ 450.00
??Phone, cable, internet: $ 250.00
??Food, entertainment: $ 250
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 950
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

wampum-chorus3	$25.00	$25.00	11/2/2009 4:10:08 PM
booksleuth	$50.00	$50.00	11/2/2009 4:12:04 PM
five-star-note	$25.00	$25.00	11/2/2009 4:12:12 PM
bharosa	$25.00	$25.00	11/2/2009 4:09:49 PM
five-star-justice	$36.00	$36.00	11/2/2009 4:13:32 PM
mikrolown	$25.00	$25.00	11/2/2009 4:14:47 PM
MrDavid	$25.00	$25.00	11/2/2009 4:12:55 PM
mamayama	$25.00	$25.00	11/2/2009 4:16:57 PM
gentle-gold	$25.00	$25.00	11/2/2009 4:17:07 PM
Boca	$25.00	$25.00	11/2/2009 4:17:15 PM
dinero-philosopher3	$25.00	$25.00	11/2/2009 4:14:50 PM
efficient-principal	$25.00	$25.00	11/2/2009 4:14:59 PM
value-pole	$25.00	$25.00	11/2/2009 4:18:23 PM
icontender	$25.00	$25.00	11/2/2009 4:18:36 PM
Aimvest	$25.00	$25.00	11/2/2009 4:16:59 PM
currency-cigar4	$50.00	$50.00	11/2/2009 4:17:25 PM
skuba	$25.00	$25.00	11/2/2009 4:12:09 PM
KiwiElf	$25.00	$25.00	11/2/2009 4:13:30 PM
charming-point	$100.00	$100.00	11/2/2009 4:16:48 PM
elegant-bonus	$25.00	$25.00	11/2/2009 4:16:54 PM
blue-liberty-gourd	$25.00	$25.00	11/2/2009 4:17:10 PM
shingu79	$50.00	$50.00	11/2/2009 4:17:21 PM
credit-force5	$25.00	$25.00	11/2/2009 4:18:14 PM
a-finance-nirvana	$100.00	$94.00	11/2/2009 4:18:42 PM
vinayski	$25.00	$25.00	11/2/2009 4:21:06 PM
robot777	$40.00	$40.00	11/2/2009 4:31:46 PM
building_community	$25.00	$25.00	11/2/2009 4:42:49 PM
well-mannered-income3	$25.00	$25.00	11/3/2009 9:28:49 AM
portfolio-turbine	$25.00	$25.00	11/3/2009 7:13:29 PM
kewgdns	$25.00	$25.00	11/3/2009 7:19:48 PM
puifais	$25.00	$25.00	11/2/2009 4:10:25 PM
fortytwo	$150.00	$150.00	11/2/2009 4:11:55 PM
crazycool	$25.00	$25.00	11/2/2009 4:11:59 PM
Rogesparkguy	$25.00	$25.00	11/2/2009 4:09:20 PM
kid8549	$25.00	$25.00	11/2/2009 4:13:41 PM
power-flow6	$25.00	$25.00	11/2/2009 4:17:02 PM
contract-neutron	$25.00	$25.00	11/2/2009 4:17:17 PM
djh47a	$30.00	$30.00	11/2/2009 4:14:19 PM
miked8303	$25.00	$25.00	11/2/2009 4:14:25 PM
gold-sushi	$25.00	$25.00	11/2/2009 4:15:02 PM
unk1911	$25.00	$25.00	11/2/2009 4:15:20 PM
SnE	$25.00	$25.00	11/2/2009 4:15:32 PM
Lightlife	$50.00	$50.00	11/2/2009 4:18:26 PM
twirl2	$25.00	$25.00	11/2/2009 4:16:28 PM
love_what_you_do	$25.00	$25.00	11/2/2009 4:17:05 PM
TandyJames	$25.00	$25.00	11/2/2009 4:17:27 PM
Frenchynh	$25.00	$25.00	11/2/2009 4:17:59 PM
tyson789	$100.00	$100.00	11/2/2009 4:18:08 PM
blackstar	$25.00	$25.00	11/2/2009 4:18:30 PM
Tahoeguy	$25.00	$25.00	11/2/2009 4:11:12 PM
Plotinus	$50.00	$50.00	11/2/2009 4:11:49 PM
Weaverville	$25.00	$25.00	11/2/2009 4:12:06 PM
honorable-treasure	$25.00	$25.00	11/2/2009 4:13:01 PM
wildguy	$25.00	$25.00	11/2/2009 4:24:46 PM
Heatguy	$25.00	$25.00	11/2/2009 4:16:26 PM
108lender	$200.00	$200.00	11/2/2009 4:16:46 PM
d_grbg	$25.00	$25.00	11/2/2009 4:16:51 PM
mdreiss	$25.00	$25.00	11/2/2009 4:21:12 PM
twjh	$25.00	$25.00	11/2/2009 4:43:07 PM
wild-orange	$100.00	$100.00	11/2/2009 7:02:00 PM
reflective-rupee	$100.00	$100.00	11/2/2009 5:00:50 PM
Bank_Of_XL	$100.00	$100.00	11/2/2009 10:02:03 PM
BuffetRocks	$50.00	$50.00	11/2/2009 11:33:56 PM
63 bids
Borrower Payment Dependent Notes Series 431508
This series of Notes was issued and sold upon the funding of the borrower loan #39374, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Nov-03-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$158.33
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$158.33

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Dec-1977	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Oct-2009)	Current / open credit lines:	5 / 5	Employment status:	Retired
Now delinquent:	9	Total credit lines:	50	Length of status:	6y 6m
Amount delinquent:	$1,446	Revolving credit balance:	$420	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	42	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	sensible-ore	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some high interest debt
Purpose of loan:
This loan will be used to? pay off some high interest debt

My financial situation:
I am a good candidate for this loan because? i have stable income that comes in direct deposit to my account monthly. I will have more disposable income once this loan is approved so there would be no question that the loan would be repaid

Monthly net income: $ 3303

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 100
??Car expenses: $ 600
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 150
??Clothing, household expenses $?100
??Credit cards and other loans: $ 250
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$3,500.00	$3,500.00	11/4/2009 5:55:43 AM
1 bids
Borrower Payment Dependent Notes Series 431792
This series of Notes was issued and sold upon the funding of the borrower loan #39379, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Nov-04-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	10.42%	Starting borrower rate/APR:	11.42% / 13.54%	Starting monthly payment:	$98.81
Final lender yield:	9.40%	Final borrower rate/APR:	10.40% / 12.51%	Final monthly payment:	$97.37

Auction yield range:	4.29% - 10.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1985	Debt/Income ratio:	28%
Credit score:	740-759 (Nov-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	10y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,981	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	63%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	agreement-platoon	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off credit cards
Purpose of loan:
This loan will be used to? to pay off credit cards and pay day loans

My financial situation:
I am a good candidate for this loan because??I am always on a budget. I need help but I work hard. I am single and have a fulltime job. I am responsible and try to pay my bills on time but it is becoming hard with too much credit card debit.? I got some pay day loans. This was not a good idea, it is getting hard to pay them down and pay everything else.There interest rates are high!!?I have also always had good?credit but it is getting hard? to keep this?up. ?This is also making it hard to pay my credit cards and my mortgage. I have a part-time job and am trying hard but I need some extra help for now. This loan would make things easier. Thank you
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kanakakm	$50.00	$50.00	11/4/2009 3:24:54 PM
Weaverville	$25.00	$25.00	11/4/2009 3:25:27 PM
SonomaHills	$25.00	$25.00	11/4/2009 3:27:07 PM
transparency-giant	$50.00	$50.00	11/4/2009 3:21:38 PM
miked8303	$25.00	$25.00	11/4/2009 3:27:36 PM
neenerman	$25.00	$25.00	11/4/2009 3:28:06 PM
ethicalhumanist	$25.00	$25.00	11/4/2009 3:28:58 PM
inspired-agreement	$25.00	$25.00	11/4/2009 3:29:02 PM
kenji4861	$50.00	$50.00	11/4/2009 3:24:43 PM
abidos	$25.00	$25.00	11/4/2009 3:25:18 PM
CULPEPPERGROUP	$25.00	$25.00	11/4/2009 3:26:23 PM
dparkhom	$25.00	$25.00	11/4/2009 3:26:31 PM
iruz	$50.00	$50.00	11/4/2009 3:26:37 PM
flwah	$50.00	$50.00	11/4/2009 3:31:35 PM
justice-dna	$35.00	$35.00	11/4/2009 3:27:03 PM
gizzywump	$25.00	$25.00	11/4/2009 3:28:01 PM
MGOT-Ken	$25.00	$25.00	11/4/2009 3:28:30 PM
don8ter	$60.00	$60.00	11/4/2009 3:28:38 PM
credit-coach118	$35.00	$35.00	11/4/2009 3:28:49 PM
ytjameslee	$50.00	$50.00	11/4/2009 3:29:06 PM
responsibility-butterfly	$25.00	$25.00	11/4/2009 3:29:21 PM
zoomdrm57	$50.00	$50.00	11/4/2009 3:29:32 PM
DonaldColorado	$25.00	$25.00	11/4/2009 3:21:32 PM
a-responsible-return	$25.00	$25.00	11/4/2009 3:25:01 PM
wrighco	$25.00	$25.00	11/4/2009 3:25:05 PM
fotep-financial	$25.00	$5.00	11/4/2009 4:08:49 PM
Walkingcowboy	$25.00	$25.00	11/4/2009 3:25:44 PM
dionysus03	$25.00	$25.00	11/4/2009 3:26:01 PM
trident9	$50.00	$50.00	11/4/2009 3:26:09 PM
lucrative-worth	$25.00	$25.00	11/4/2009 3:26:41 PM
greenbackologist	$25.00	$25.00	11/4/2009 3:27:44 PM
wormdc	$25.00	$25.00	11/4/2009 3:28:52 PM
hard-working-loot	$25.00	$25.00	11/4/2009 3:29:23 PM
DadWarbucks	$25.00	$25.00	11/4/2009 3:31:21 PM
cowboyskier	$50.00	$50.00	11/4/2009 3:31:39 PM
gracej	$25.00	$25.00	11/4/2009 3:25:40 PM
orbiter614	$75.00	$75.00	11/4/2009 3:26:34 PM
emo13	$50.00	$50.00	11/4/2009 3:26:49 PM
taxdiscusion	$25.00	$25.00	11/4/2009 3:26:54 PM
spin-kick	$25.00	$25.00	11/4/2009 3:27:14 PM
five-star-note	$25.00	$25.00	11/4/2009 3:21:56 PM
mikeandcat	$50.00	$50.00	11/4/2009 3:27:31 PM
antlr	$25.00	$25.00	11/4/2009 3:28:24 PM
rmachi	$25.00	$25.00	11/4/2009 3:28:41 PM
rawman	$25.00	$25.00	11/4/2009 3:28:55 PM
fervent-repayment	$25.00	$25.00	11/4/2009 3:29:03 PM
katnmouse	$25.00	$25.00	11/4/2009 3:29:17 PM
compoundinterest	$50.00	$50.00	11/4/2009 3:29:27 PM
slartibardfast	$35.00	$35.00	11/4/2009 3:24:47 PM
AF-Chief	$35.00	$35.00	11/4/2009 3:24:58 PM
vegibenz	$25.00	$25.00	11/4/2009 3:29:47 PM
personal-lender	$25.00	$25.00	11/4/2009 3:25:22 PM
bchen78875	$50.00	$50.00	11/4/2009 3:25:31 PM
Havana21	$50.00	$50.00	11/4/2009 3:25:51 PM
elegant-bonus	$25.00	$25.00	11/4/2009 3:25:56 PM
kchen486	$25.00	$25.00	11/4/2009 3:26:05 PM
generosity-neutrino	$25.00	$25.00	11/4/2009 3:26:19 PM
investment-builder0	$50.00	$50.00	11/4/2009 3:31:06 PM
first-wampum-trapper	$25.00	$25.00	11/4/2009 3:31:24 PM
financial-frenzy	$25.00	$25.00	11/4/2009 3:26:58 PM
Jassi	$25.00	$25.00	11/4/2009 3:27:40 PM
value-pouch	$25.00	$25.00	11/4/2009 3:27:52 PM
thedoctor	$25.00	$25.00	11/4/2009 3:27:56 PM
SnE	$25.00	$25.00	11/4/2009 3:27:58 PM
anton	$50.00	$50.00	11/4/2009 3:28:13 PM
wise-rupee-armada	$25.00	$25.00	11/4/2009 3:28:27 PM
payout-point	$25.00	$25.00	11/4/2009 3:29:38 PM
Cheburashka	$30.00	$30.00	11/4/2009 3:30:37 PM
Artist_Blue	$25.00	$25.00	11/4/2009 3:31:18 PM
kenyonhillbilly	$25.00	$25.00	11/4/2009 3:31:26 PM
GeoLender	$25.00	$25.00	11/4/2009 5:21:59 PM
Attract	$25.00	$25.00	11/4/2009 3:24:50 PM
BlindProphet	$25.00	$25.00	11/4/2009 3:25:37 PM
goofy15975	$25.00	$25.00	11/4/2009 3:25:48 PM
neighborly-hope6	$100.00	$100.00	11/4/2009 3:26:14 PM
nuclearmoose	$25.00	$25.00	11/4/2009 3:26:29 PM
djh47a	$40.00	$40.00	11/4/2009 3:27:22 PM
TakeCare	$100.00	$100.00	11/4/2009 3:27:26 PM
GeoLender	$25.00	$25.00	11/4/2009 5:22:21 PM
return-elm	$25.00	$25.00	11/4/2009 3:28:21 PM
TrustPlus	$50.00	$50.00	11/4/2009 3:28:35 PM
RJN	$25.00	$25.00	11/4/2009 3:29:14 PM
TandyJames	$50.00	$50.00	11/4/2009 3:29:34 PM
jd006006	$50.00	$50.00	11/4/2009 3:29:42 PM
a-finance-nirvana	$150.00	$150.00	11/4/2009 3:31:15 PM
85 bids
Borrower Payment Dependent Notes Series 430595
This series of Notes was issued and sold upon the funding of the borrower loan #39367, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,100.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Oct-27-2009
				Auction end date:	Nov-03-2009

Starting lender yield:	26.99%	Starting borrower rate/APR:	27.99% / 31.59%	Starting monthly payment:	$45.49
Final lender yield:	20.00%	Final borrower rate/APR:	21.00% / 24.45%	Final monthly payment:	$41.44

Auction yield range:	8.29% - 26.99%	Estimated loss impact:	8.47%
Lender servicing fee:	1.00%	Estimated return:	11.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-2001	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	8 / 7	Employment status:	Not employed
Now delinquent:	0	Total credit lines:	21	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$25,710	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	61%
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	GypsyKat	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for College/Medical Expenses
Purpose of loan:
This loan will be used to pay off the $626 owed to my college after grants and loans, and the rest will go towards paying off my CareCredit card which has a balance of $430.55 and an interest rate of 23.99%.? We need the loan now because this is when our annual maintenance fee of $927.50 is due for our Bluegreen membership, but this year we got hit with two school bills at the same time.? We covered the $544.17 due to my husbands school, (he's taking night classes to get a degree relevant to his current job) but we still need to cover the maintenance fees (due Nov 15th) and the $626 due to my school that wasn't covered by grants and loans (due ASAP).

My financial situation:
I am a good candidate for this loan because my husband and I are financially secure.? The listing says I am unemployed, but I do receive $845 in disability, and approximately $168.25 from drill weekends.? The rest of the income listed below is from my husband. The reason my husband is not taking out the loan is because his credit is still recovering from bad credit choices from before we met.

Monthly net income: $ 3864.65

Monthly expenses: $ 3159.96
??Housing: $ 1007.11
??Insurance: $ 169.93
??Car expenses: $ 309
??Utilities: $ 150
??Phone, cable, internet: $ 220
??Food, entertainment: $ 220
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 575
??Other expenses: $ 408.92
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: "Drill weekends"? You mean, like Army Reserves? - TheAlchemist
A: Yes, that's exactly right. (Oct-29-2009)
Q: How can you be disabled but still in the Reserves? - MathProfessor
A: Good question. When National Guardsmen or Reservists incur aggravation to an existing condition or are disabled while on Active Duty (i.e. OEF/OIF) they can be reviewed by the Veterans Administration for a disability rating if honorably discharged. Being as the VA and the military are separate entities, they can choose to look upon medical conditions differently. My unit will only require a Fit for Duty (medical physical) if I decide to reenlist. (Nov-02-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

tracyjo	$25.00	$25.00	10/28/2009 5:32:59 AM
site_ml	$25.00	$25.00	10/30/2009 8:01:20 PM
economy-synapse	$25.00	$25.00	10/30/2009 4:01:52 PM
wild-orange	$300.00	$300.00	11/2/2009 7:09:36 PM
JTHarris	$50.00	$50.00	11/3/2009 7:50:13 AM
Nusk	$25.00	$25.00	11/3/2009 2:15:40 PM
shrewd-income	$500.00	$500.00	11/3/2009 4:09:58 PM
steady-peace8	$150.00	$150.00	11/3/2009 4:10:38 PM
8 bids
Borrower Payment Dependent Notes Series 430659
This series of Notes was issued and sold upon the funding of the borrower loan #39381, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	17.12%	Starting borrower rate/APR:	18.12% / 20.33%	Starting monthly payment:	$72.43
Final lender yield:	14.80%	Final borrower rate/APR:	15.80% / 17.98%	Final monthly payment:	$70.12

Auction yield range:	4.29% - 17.12%	Estimated loss impact:	2.16%
Lender servicing fee:	1.00%	Estimated return:	12.64%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Sep-2009)	Current / open credit lines:	8 / 8	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	25	Length of status:	9y 9m
Amount delinquent:	$0	Revolving credit balance:	$13,799	Occupation:	Teacher
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	70%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	vivid-pound	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
New Carpet and expanding business
Purpose of loan: This loan will be used to help pay for some new carpet in my home tutoring area?and buy some new materials for my expanding tutor business
I am a good candidate for this loan because I pay all my bills on time and I would rather borrow from individuals instead of the banks
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

a-shiny-dime	$25.00	$25.00	10/31/2009 9:08:02 AM
lawboy74	$25.00	$25.00	11/3/2009 6:24:18 AM
top-radiant-funds	$414.07	$414.07	11/4/2009 7:00:10 AM
iolaire	$25.00	$25.00	11/4/2009 7:42:38 AM
Astyanax	$25.00	$25.00	11/4/2009 8:42:53 AM
kf88	$25.00	$25.00	11/4/2009 1:17:24 PM
serene-capital	$25.00	$25.00	11/4/2009 2:11:59 PM
Pu239	$50.00	$50.00	11/4/2009 2:29:38 PM
lnrn	$25.00	$25.00	11/4/2009 12:39:59 PM
sparkling-income	$50.00	$50.00	11/4/2009 3:01:56 PM
serene-capital	$25.00	$25.00	11/4/2009 2:06:03 PM
Torero06	$35.00	$35.00	11/4/2009 3:08:12 PM
jybank	$25.00	$25.00	11/4/2009 1:52:36 PM
boredlv	$25.00	$25.00	11/4/2009 3:01:16 PM
a-finance-nirvana	$150.00	$150.00	11/4/2009 3:34:21 PM
Rulea72	$100.00	$100.00	11/4/2009 3:36:05 PM
mpatrick	$100.00	$100.00	11/4/2009 3:57:39 PM
Bill88	$40.00	$40.00	11/4/2009 4:01:39 PM
understanding-integrity4	$50.00	$50.00	11/4/2009 3:28:07 PM
tlstar14	$50.00	$50.00	11/4/2009 3:45:13 PM
well-mannered-income3	$25.00	$25.00	11/4/2009 4:05:46 PM
snowdem0n	$50.00	$50.00	11/3/2009 6:47:12 PM
bxdoc	$225.00	$4.97	11/4/2009 7:52:23 AM
CommerciaLender	$25.00	$25.00	11/4/2009 12:19:03 PM
active-investment2	$25.00	$25.00	11/4/2009 1:48:15 PM
wild-orange	$500.00	$500.00	11/4/2009 2:50:20 PM
payout-reaction740	$25.00	$25.00	11/4/2009 2:57:58 PM
organic-platinum	$28.96	$28.96	11/4/2009 3:48:08 PM
kinetic-social	$27.00	$27.00	11/4/2009 3:59:10 PM
29 bids
Borrower Payment Dependent Notes Series 430687
This series of Notes was issued and sold upon the funding of the borrower loan #39391, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,700.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	16.07%	Starting borrower rate/APR:	17.07% / 19.27%	Starting monthly payment:	$203.42
Final lender yield:	14.05%	Final borrower rate/APR:	15.05% / 17.22%	Final monthly payment:	$197.73

Auction yield range:	6.29% - 16.07%	Estimated loss impact:	5.24%
Lender servicing fee:	1.00%	Estimated return:	8.81%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-2001	Debt/Income ratio:	30%
Credit score:	740-759 (Oct-2009)	Current / open credit lines:	12 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 8m
Amount delinquent:	$0	Revolving credit balance:	$17,110	Occupation:	Medical Technician
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	transparency-network	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bath Remodel, Lower CC Debt
Purpose of loan:
This is a Relist with a lower amount in hopes of attracting more lenders. The pipes in the bathroom really need attending to first. Our bathroom is old with leaking pipes and with outdated tile and a nice pink tub and toilet to match. This has been a project my family has wanted to do for a while now, but the time is now with the pipes getting worse and the tub area. My husband was out of work for a few months last year and we toke on some debt using the credit cards that I would like to roll into one payment with a lower rate.

My financial situation:
I am a good candidate for this loan because I have a secure job and a very stable work history with no gaps in employment through the years. I sometimes work a little overtime. I share the bills with my husband who also works full time with a salary of $40000 a year.

Bills

Cable, phone, Internet - 125 a month shared
Water, Elec. Gas - 350? shared a month
Car and truck payment -? 450 shared a month
Clothes Food Entertainment - 350-450 ( we have a 2 year old)
Other expenses - 250
House Payment - 990 a month
Credit Card Min. - 210 a month
IRA savings 75 a month
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: hi, what is total monthly income? thanks! - shrewd-income
A: My total monthly income is $7000 net between me and my husband. (Nov-03-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

REBizGuy	$50.00	$50.00	10/28/2009 4:09:07 PM
unk1911	$25.00	$25.00	10/28/2009 4:10:46 PM
108lender	$100.00	$100.00	10/28/2009 4:09:17 PM
skuba	$25.00	$25.00	10/28/2009 4:10:38 PM
3am-preacher	$25.00	$25.00	10/28/2009 4:11:58 PM
don8ter	$25.00	$25.00	10/28/2009 4:12:44 PM
Coach2often	$25.00	$25.00	10/28/2009 4:13:53 PM
irrelevant	$25.00	$25.00	10/28/2009 4:14:29 PM
justice-dna	$25.00	$25.00	10/28/2009 4:14:36 PM
ferocious-exchange3	$25.00	$25.00	10/28/2009 4:14:20 PM
mpactlender	$25.00	$25.00	10/28/2009 4:14:33 PM
currency-bumblebee	$25.00	$25.00	10/28/2009 4:16:06 PM
kid8549	$25.00	$25.00	10/28/2009 4:16:41 PM
orbiter614	$50.00	$50.00	10/28/2009 4:15:56 PM
noble-revenue	$100.00	$100.00	10/28/2009 4:15:59 PM
leverage-monger	$25.00	$25.00	10/28/2009 4:09:19 PM
five-star-justice	$36.00	$36.00	10/28/2009 4:16:08 PM
brother_tam	$50.00	$50.00	10/28/2009 4:16:14 PM
jhouman	$25.00	$25.00	10/28/2009 4:16:39 PM
mdreiss	$25.00	$25.00	10/28/2009 4:16:48 PM
booksleuth	$50.00	$50.00	10/28/2009 4:10:26 PM
JGB	$25.00	$25.00	10/28/2009 4:16:58 PM
Weaverville	$50.00	$50.00	10/28/2009 4:10:30 PM
five-star-note	$35.00	$35.00	10/28/2009 4:10:41 PM
unequaled-credit7	$25.00	$25.00	10/28/2009 4:11:33 PM
BuffetRocks	$50.00	$50.00	10/28/2009 4:21:02 PM
iruz	$50.00	$50.00	10/28/2009 4:15:53 PM
active-reward7	$25.00	$25.00	10/28/2009 4:16:20 PM
selfmademan	$25.00	$25.00	10/28/2009 4:16:31 PM
jybank	$25.00	$25.00	10/28/2009 4:25:34 PM
twjh	$30.00	$30.00	10/28/2009 4:28:16 PM
flwah	$25.00	$25.00	10/28/2009 8:23:04 PM
bold-social-advantage	$50.00	$50.00	10/28/2009 5:35:21 PM
deal-pioneer1	$25.00	$25.00	10/29/2009 7:52:47 AM
xchach1ng	$25.00	$25.00	10/29/2009 8:54:47 AM
EJO	$25.00	$25.00	10/29/2009 10:04:14 AM
buckyhead2000	$25.00	$25.00	10/29/2009 12:12:58 PM
member123	$25.00	$25.00	10/29/2009 3:26:13 PM
jga516	$25.00	$25.00	10/30/2009 9:33:51 AM
site_ml	$25.00	$25.00	10/30/2009 7:19:40 PM
afterhours	$25.00	$25.00	10/31/2009 4:21:09 PM
violaetain	$50.00	$50.00	11/1/2009 1:01:52 PM
sasa101	$100.00	$100.00	11/1/2009 12:23:02 AM
understanding-integrity4	$50.00	$50.00	11/2/2009 7:16:13 AM
GOPHERBOY	$100.00	$100.00	11/2/2009 8:16:46 PM
beakerfish	$359.54	$359.54	11/3/2009 9:45:05 AM
five-star-note	$25.00	$25.00	11/3/2009 11:13:56 AM
lender12345	$25.00	$25.00	11/3/2009 3:53:24 PM
sincere-investment4	$25.00	$25.00	11/3/2009 3:41:36 PM
p2p-journey	$25.00	$25.00	11/3/2009 6:07:19 PM
hope-lionheart1	$25.00	$25.00	11/3/2009 9:21:58 PM
leverage-monger	$25.00	$25.00	11/4/2009 6:34:23 AM
evildutchman	$50.00	$50.00	11/3/2009 11:28:21 PM
BUCS	$25.00	$25.00	11/4/2009 12:35:34 AM
gilbrear	$25.00	$25.00	11/4/2009 3:42:06 AM
Astyanax	$25.00	$25.00	11/4/2009 8:45:20 AM
bevans	$25.00	$25.00	11/4/2009 9:40:44 AM
Rulea72	$50.00	$50.00	11/4/2009 7:59:21 AM
credit-coach118	$25.00	$25.00	11/4/2009 8:28:08 AM
Oupa-George	$25.00	$25.00	11/4/2009 9:35:39 AM
brightest-economy-tsunami	$25.00	$25.00	11/4/2009 11:59:48 AM
zippy-coin	$25.00	$25.00	11/4/2009 12:37:05 PM
duckbill_1972	$25.00	$25.00	11/4/2009 8:53:15 AM
leverage-monger	$25.00	$25.00	11/4/2009 8:58:59 AM
payout-reaction740	$25.00	$25.00	11/4/2009 2:35:45 PM
kelador	$25.00	$25.00	11/4/2009 1:06:35 PM
radiant-value	$25.00	$25.00	11/4/2009 9:40:32 AM
lakefront5	$30.00	$30.00	11/4/2009 2:31:51 PM
Pu239	$50.00	$50.00	11/4/2009 2:33:27 PM
bxdoc	$72.34	$72.34	10/28/2009 4:10:50 PM
elated-justice	$25.00	$25.00	10/28/2009 4:09:36 PM
IIP77	$25.00	$25.00	10/28/2009 4:10:11 PM
Sefotonga	$25.00	$25.00	10/28/2009 4:10:21 PM
Toastsr	$50.00	$50.00	10/28/2009 4:11:31 PM
fortytwo	$100.00	$100.00	10/28/2009 4:10:36 PM
rjleves	$25.00	$25.00	10/28/2009 4:11:37 PM
papaman	$25.00	$25.00	10/28/2009 4:14:41 PM
KiwiElf	$25.00	$25.00	10/28/2009 4:14:50 PM
draggon77	$25.00	$25.00	10/28/2009 4:15:01 PM
PatRichi	$25.00	$25.00	10/28/2009 4:14:45 PM
proper-commitment5	$32.00	$32.00	10/28/2009 4:15:58 PM
Cheburashka	$25.00	$25.00	10/28/2009 4:14:59 PM
mmqc	$25.00	$25.00	10/28/2009 4:15:49 PM
my401K	$100.00	$100.00	10/28/2009 4:16:24 PM
Orringo	$50.00	$50.00	10/28/2009 4:16:40 PM
crazycool	$35.00	$35.00	10/28/2009 4:10:22 PM
Syzygy	$25.00	$25.00	10/28/2009 4:16:53 PM
shiny-dollar9	$25.00	$6.54	10/28/2009 4:17:00 PM
money-maniac	$25.00	$25.00	10/28/2009 4:10:43 PM
DukSerduk	$25.00	$25.00	10/28/2009 4:11:35 PM
nicklds	$25.00	$25.00	10/28/2009 4:13:07 PM
DublinCaLender	$25.00	$25.00	10/28/2009 4:13:14 PM
djh47a	$30.00	$30.00	10/28/2009 4:14:39 PM
GatorBait	$25.00	$25.00	10/28/2009 4:15:40 PM
payout-achievement	$40.00	$40.00	10/28/2009 4:15:52 PM
likeable-value	$25.00	$25.00	10/28/2009 4:16:22 PM
EnigmaNYC-29	$25.00	$25.00	10/28/2009 4:16:26 PM
reciprocate	$50.00	$50.00	10/28/2009 4:16:29 PM
fostaman	$25.00	$25.00	10/28/2009 4:24:46 PM
minista	$25.00	$25.00	10/28/2009 4:28:27 PM
p2p-gala	$100.00	$100.00	10/28/2009 9:04:19 PM
zento	$25.00	$25.00	10/29/2009 6:29:29 AM
nalaari	$50.00	$50.00	10/29/2009 6:30:57 AM
Kessler	$25.00	$25.00	10/29/2009 11:02:48 AM
TheRock	$25.00	$25.00	10/29/2009 3:21:57 PM
building_community	$25.00	$25.00	10/29/2009 4:34:51 PM
JackinGreen	$25.00	$25.00	10/30/2009 8:18:07 AM
FG9YTR	$25.00	$25.00	10/30/2009 10:33:33 AM
nethosters	$25.00	$25.00	10/31/2009 11:28:48 AM
iolaire	$25.00	$25.00	11/2/2009 6:46:17 AM
PalmTreeIsland	$100.00	$100.00	11/1/2009 8:59:01 PM
discrete-nickel	$25.00	$25.00	11/2/2009 6:46:00 PM
wild-orange	$500.00	$500.00	11/2/2009 6:24:48 PM
organic-platinum	$25.00	$25.00	11/3/2009 5:40:04 AM
shrewd-income	$25.00	$25.00	11/3/2009 8:03:41 AM
JTHarris	$75.00	$75.00	11/3/2009 7:54:13 AM
TheSpottedFlamingo	$25.00	$25.00	11/3/2009 12:37:36 PM
wwwUniversal	$25.00	$25.00	11/3/2009 2:54:52 PM
tooflets	$25.00	$25.00	11/3/2009 11:34:31 AM
RedCentre	$64.78	$64.78	11/3/2009 4:29:01 PM
colorfulgardener	$50.00	$50.00	11/3/2009 6:31:24 PM
Vans1975	$80.00	$80.00	11/3/2009 6:08:35 PM
exciting-fairness	$50.00	$50.00	11/4/2009 4:04:19 AM
ritwik	$50.00	$50.00	11/3/2009 8:15:47 PM
maga	$98.00	$98.00	11/4/2009 9:04:39 AM
investment-builder0	$25.00	$25.00	11/4/2009 7:36:12 AM
Gaelicman	$25.00	$25.00	11/3/2009 8:03:29 PM
well-mannered-income3	$25.00	$25.00	11/4/2009 10:06:31 AM
BuzzyBee336	$25.00	$25.00	11/3/2009 11:51:43 PM
TheGameTable	$25.00	$25.00	11/4/2009 10:09:13 AM
Sealion	$50.00	$50.00	11/4/2009 11:36:19 AM
serene-capital	$25.00	$25.00	11/4/2009 2:50:53 PM
exciting-fairness	$100.00	$100.00	11/4/2009 11:18:56 AM
StarFundingSource	$25.00	$25.00	11/4/2009 11:34:52 AM
Torero06	$25.80	$25.80	11/4/2009 3:23:00 PM
135 bids
Borrower Payment Dependent Notes Series 430871
This series of Notes was issued and sold upon the funding of the borrower loan #39390, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$25,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	11.52%	Starting borrower rate/APR:	12.52% / 12.87%	Starting monthly payment:	$836.58
Final lender yield:	11.49%	Final borrower rate/APR:	12.49% / 12.84%	Final monthly payment:	$836.22

Auction yield range:	3.29% - 11.52%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	9.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jul-1993	Debt/Income ratio:	14%
Credit score:	820-839 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	30	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$3,154	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	19%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	extraordinary-credit	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion
Purpose of loan:
This loan will be used to expand my consulting business (hardware, software licensing and marketing materials)

My financial situation:
I am a good candidate for this loan because I will still maintain my full time job while I continue to build my business.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Was curious what kind of computer programming you do and how you will use it to start/expand your business? - icontender
A: I do custom application development and database programming for small, medium businesses. Right now I have only a desktop at home for development. This has worked to get the business going but I really need a laptop and projector for presentations. The software I need to purchase is a framework that costs $15000 that will greatly increase my ability to take on more clients as it will reduce the programming I need to do for each project. The rest of the loan will go to marketing materials. (Oct-29-2009)
Q: Is your business your primary source of income, or do you also have a regular job? - interest88
A: The income reported here is only from my regular job, not from my business. (Nov-02-2009)
Q: Do you have an extra $836 per month to pay on this loan for the next 3 years if your business fails? What do you have saved in terms of liquid assets? Any other personal loans that are not showing as part of your bankcard utilization? Good luck! - BAEVentures
A: There are no other personal loans. The income displayed is income independent of my business so if my business would fail I retain my ability to pay the loan. My 401K savings would cover the loan outright in a worse case scenario. Thank you for your consideration in funding this loan. (Nov-03-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

investor_101	$50.00	$50.00	10/28/2009 4:09:52 PM
mister_waffle	$25.00	$25.00	10/28/2009 4:11:20 PM
JKKCapital	$25.00	$25.00	10/28/2009 4:10:52 PM
loaninvesting	$25.00	$25.00	10/28/2009 4:11:42 PM
credit-investor5	$50.00	$50.00	10/28/2009 4:11:53 PM
cordial-bonus	$25.00	$25.00	10/28/2009 4:12:15 PM
ptjg	$100.00	$100.00	10/28/2009 4:15:45 PM
beakerfish	$300.00	$300.00	10/28/2009 4:14:55 PM
MoneyMann	$50.00	$50.00	10/28/2009 4:10:45 PM
Banker7371	$25.00	$25.00	10/28/2009 4:11:43 PM
ATOHokie	$25.00	$25.00	10/28/2009 4:11:56 PM
lazyeye	$25.00	$25.00	10/28/2009 4:12:29 PM
robot777	$25.00	$25.00	10/28/2009 4:21:06 PM
a8h8a8	$25.00	$25.00	10/28/2009 4:21:08 PM
kenji4861	$50.00	$50.00	10/28/2009 4:22:19 PM
kanakakm	$50.00	$50.00	10/28/2009 4:22:35 PM
AF-Chief	$35.00	$35.00	10/28/2009 4:22:38 PM
awwaww	$25.00	$25.00	10/28/2009 4:22:55 PM
abidos	$25.00	$25.00	10/28/2009 4:23:03 PM
BlindProphet	$25.00	$25.00	10/28/2009 4:23:25 PM
platinum-sorcerer6	$25.00	$25.00	10/28/2009 4:23:37 PM
elegant-bonus	$25.00	$25.00	10/28/2009 4:23:52 PM
MTLoans	$25.00	$25.00	10/28/2009 4:23:55 PM
responsibility-butterfly	$25.00	$25.00	10/28/2009 4:24:01 PM
gentle-gold	$25.00	$25.00	10/28/2009 4:24:18 PM
dionysus03	$25.00	$25.00	10/28/2009 4:24:07 PM
generosity-neutrino	$25.00	$25.00	10/28/2009 4:24:24 PM
unk1911	$50.00	$50.00	10/28/2009 4:24:41 PM
CULPEPPERGROUP	$25.00	$25.00	10/28/2009 4:24:38 PM
geniusj	$25.00	$25.00	10/28/2009 4:24:59 PM
verse99	$25.00	$25.00	10/28/2009 4:24:51 PM
dparkhom	$25.00	$25.00	10/28/2009 4:25:06 PM
nuclearmoose	$25.00	$25.00	10/28/2009 4:25:01 PM
adir1	$25.00	$25.00	10/28/2009 4:25:12 PM
orbiter614	$50.00	$50.00	10/28/2009 4:25:16 PM
greenwell	$50.00	$50.00	10/28/2009 4:25:09 PM
loyalist1	$25.00	$25.00	10/28/2009 4:25:15 PM
MONEYLENDER101	$100.00	$100.00	10/28/2009 4:25:29 PM
blackstar	$25.00	$25.00	10/28/2009 4:25:32 PM
iruz	$50.00	$50.00	10/28/2009 4:25:37 PM
Orca-man	$50.00	$50.00	10/28/2009 4:25:47 PM
ethicalhumanist	$25.00	$25.00	10/28/2009 4:25:56 PM
Syzygy	$25.00	$25.00	10/28/2009 4:26:28 PM
KiwiElf	$30.00	$30.00	10/28/2009 4:27:11 PM
DukSerduk	$25.00	$25.00	10/28/2009 4:27:14 PM
thedreamer	$25.00	$25.00	10/28/2009 4:27:31 PM
rmachi	$25.00	$25.00	10/28/2009 4:27:26 PM
kinetic-diversification	$50.00	$50.00	10/28/2009 4:27:39 PM
taxdiscusion	$25.00	$25.00	10/28/2009 4:27:45 PM
financial-frenzy	$50.00	$50.00	10/28/2009 4:27:58 PM
Borrow2Grow	$51.00	$51.00	10/28/2009 4:21:10 PM
leverage-monger	$100.00	$100.00	10/28/2009 4:28:08 PM
asset-numero-uno	$100.00	$100.00	10/28/2009 4:28:55 PM
slartibardfast	$35.00	$35.00	10/28/2009 4:22:23 PM
Attract	$25.00	$25.00	10/28/2009 4:22:26 PM
kirkjerk	$25.00	$25.00	10/28/2009 4:33:52 PM
SNH	$50.00	$50.00	10/28/2009 4:22:41 PM
a-responsible-return	$25.00	$25.00	10/28/2009 4:22:48 PM
Prezotus	$25.00	$25.00	10/28/2009 4:50:05 PM
nzlxjwek	$25.00	$25.00	10/28/2009 4:58:29 PM
bchen78875	$50.00	$50.00	10/28/2009 4:23:18 PM
wacko82	$25.00	$25.00	10/28/2009 4:59:55 PM
figs4u2	$25.00	$25.00	10/28/2009 5:00:50 PM
InvestorPartners	$25.00	$25.00	10/28/2009 4:59:36 PM
YogaDude34	$125.00	$125.00	10/28/2009 5:00:59 PM
kulender	$25.00	$25.00	10/28/2009 4:59:54 PM
sas19	$25.00	$25.00	10/28/2009 5:00:41 PM
SDNLR	$25.00	$25.00	10/28/2009 4:23:48 PM
icon7	$25.00	$25.00	10/28/2009 5:01:00 PM
vkorichkov	$35.00	$35.00	10/28/2009 4:23:58 PM
TandyJames	$50.00	$50.00	10/28/2009 4:24:27 PM
fuzed	$35.14	$35.14	10/28/2009 5:47:48 PM
bonus-antioxidant	$25.00	$25.00	10/28/2009 4:24:42 PM
hannum	$25.00	$25.00	10/28/2009 6:03:12 PM
nalaari	$50.00	$50.00	10/28/2009 4:25:19 PM
bcsinc	$25.00	$25.00	10/28/2009 6:18:01 PM
snowman34	$25.00	$25.00	10/28/2009 4:25:28 PM
aldenrains	$25.00	$25.00	10/28/2009 6:49:09 PM
Patrician	$50.00	$50.00	10/28/2009 4:25:45 PM
lucrative-worth	$25.00	$25.00	10/28/2009 4:25:49 PM
tallmon	$25.00	$25.00	10/28/2009 4:25:53 PM
Hola_James	$25.00	$25.00	10/28/2009 7:07:49 PM
LALO79	$25.00	$25.00	10/28/2009 7:07:54 PM
peaceful-bid	$25.00	$25.00	10/28/2009 7:07:53 PM
toblerone	$25.00	$25.00	10/28/2009 7:08:02 PM
Brainworm	$25.00	$25.00	10/28/2009 7:08:14 PM
Lender0010	$25.00	$25.00	10/28/2009 7:08:18 PM
jcfunder	$25.00	$25.00	10/28/2009 7:08:09 PM
donmacprosper	$50.00	$50.00	10/28/2009 7:08:31 PM
Jack1966	$25.00	$25.00	10/28/2009 7:08:36 PM
HunterSix	$25.00	$25.00	10/28/2009 7:08:44 PM
credit-force5	$25.00	$25.00	10/28/2009 7:08:54 PM
GatorBait	$36.02	$36.02	10/28/2009 7:09:06 PM
Masterlender	$25.00	$25.00	10/28/2009 4:27:54 PM
golden-cat	$25.00	$25.00	10/28/2009 7:39:38 PM
hkme	$50.00	$50.00	10/28/2009 8:11:20 PM
CIC	$25.00	$25.00	10/28/2009 4:40:33 PM
Plotinus	$30.59	$30.59	10/28/2009 4:52:46 PM
ThomasC	$25.00	$25.00	10/28/2009 4:59:16 PM
lean-velocity	$25.00	$25.00	10/28/2009 4:59:18 PM
unequaled-credit7	$25.00	$25.00	10/28/2009 4:59:30 PM
point-zebra	$25.00	$25.00	10/28/2009 4:59:37 PM
fortytwo	$250.00	$250.00	10/28/2009 4:59:57 PM
dr-dollar	$25.00	$25.00	10/28/2009 5:00:54 PM
YogaDude34	$100.00	$100.00	10/28/2009 5:01:03 PM
robertmm25	$25.00	$25.00	10/28/2009 5:57:43 PM
robust-loyalty	$25.00	$25.00	10/28/2009 6:03:11 PM
panegryst	$25.00	$25.00	10/28/2009 7:08:09 PM
MAJESTIC5	$50.00	$50.00	10/28/2009 7:08:11 PM
metro457	$25.00	$25.00	10/28/2009 7:08:15 PM
Ocean-Breeze	$25.00	$25.00	10/28/2009 7:08:21 PM
michaelndn	$25.00	$25.00	10/28/2009 7:08:35 PM
dirkjan	$25.00	$25.00	10/28/2009 7:08:57 PM
amit_gu	$26.71	$26.71	10/28/2009 10:57:45 PM
saffron4	$25.00	$25.00	10/29/2009 2:09:36 AM
gold-tsunami	$25.00	$25.00	10/29/2009 6:22:50 AM
value-microscope	$25.00	$25.00	10/28/2009 9:33:54 PM
nhloan	$25.00	$25.00	10/29/2009 4:29:09 AM
neenerman	$25.00	$25.00	10/29/2009 5:54:51 AM
PCGeekWI	$25.00	$25.00	10/29/2009 9:32:59 AM
BeemerRider	$25.00	$25.00	10/29/2009 9:39:03 AM
gallant-camaraderi	$25.00	$25.00	10/29/2009 7:52:43 AM
g314	$30.00	$30.00	10/29/2009 10:04:19 AM
pragmatic-camaraderi	$25.00	$25.00	10/29/2009 10:06:28 AM
dt_one	$25.00	$25.00	10/29/2009 10:06:51 AM
blue-note-relaxation	$25.00	$25.00	10/29/2009 10:13:06 AM
LR_Biker	$25.00	$25.00	10/29/2009 8:14:22 AM
GreenSolutionsOffshoreHoldings	$25.00	$25.00	10/29/2009 10:13:05 AM
granitepk	$25.00	$25.00	10/29/2009 10:48:21 AM
mh1169	$25.00	$25.00	10/29/2009 8:52:40 AM
odcaapshs	$50.00	$50.00	10/29/2009 10:29:30 AM
otter	$25.00	$25.00	10/29/2009 11:03:00 AM
BayShell	$36.31	$36.31	10/29/2009 11:28:57 AM
wdove511	$25.00	$25.00	10/29/2009 11:20:45 AM
respectful-note	$25.00	$25.00	10/29/2009 12:02:26 PM
Merganser	$25.00	$25.00	10/29/2009 10:09:23 AM
jmvingeorgia	$25.00	$25.00	10/29/2009 12:25:12 PM
smallcountry	$25.00	$25.00	10/29/2009 10:20:20 AM
Castellan	$25.00	$25.00	10/29/2009 1:03:09 PM
Barak	$80.00	$80.00	10/29/2009 1:08:56 PM
thunderkiss	$25.00	$25.00	10/29/2009 1:32:46 PM
NATIVEBORN	$50.00	$50.00	10/29/2009 2:39:40 PM
Int_PrinRateTime4000	$30.56	$30.56	10/29/2009 2:23:07 PM
buckyhead2000	$25.00	$25.00	10/29/2009 12:13:01 PM
RB_Double-A_Bravo	$25.00	$25.00	10/29/2009 3:20:39 PM
Orringo	$28.85	$28.85	10/29/2009 12:18:42 PM
8bitnintendo	$25.00	$25.00	10/29/2009 1:08:29 PM
tyson789	$100.00	$100.00	10/29/2009 1:42:45 PM
b-rent	$25.00	$25.00	10/29/2009 2:24:12 PM
Teminole	$25.00	$25.00	10/29/2009 4:36:21 PM
mjm77_1	$25.00	$25.00	10/29/2009 4:52:02 PM
AndersenWatcher	$25.00	$25.00	10/29/2009 4:55:54 PM
help_each_other	$25.00	$25.00	10/29/2009 4:56:01 PM
the-silver-blaster	$45.00	$45.00	10/29/2009 4:56:39 PM
Moron_Buffet	$25.00	$25.00	10/29/2009 4:55:52 PM
tsui517	$25.00	$25.00	10/29/2009 4:55:59 PM
peace-cadence	$25.00	$25.00	10/29/2009 10:29:33 PM
j48	$25.00	$25.00	10/29/2009 4:55:16 PM
BiggestG	$25.00	$25.00	10/29/2009 4:55:56 PM
elasermd	$34.79	$34.79	10/29/2009 8:22:49 PM
visionary-currency	$84.79	$84.79	10/30/2009 5:53:12 AM
One1putt	$25.00	$25.00	10/29/2009 6:33:59 PM
Veridic	$25.00	$25.00	10/29/2009 6:34:09 PM
mikeandcat	$50.00	$50.00	10/30/2009 7:17:54 AM
blue-liberty-gourd	$25.00	$25.00	10/30/2009 7:30:11 AM
myecool	$25.00	$25.00	10/30/2009 3:58:00 AM
racing777	$25.00	$25.00	10/30/2009 4:26:30 AM
miked8303	$25.00	$25.00	10/30/2009 7:58:58 AM
diplomatic-capital	$25.00	$25.00	10/30/2009 8:57:09 AM
dinero-philosopher3	$25.00	$25.00	10/30/2009 9:33:26 AM
greenbackologist	$25.00	$25.00	10/30/2009 9:32:52 AM
nunnie	$25.00	$25.00	10/30/2009 9:33:06 AM
TriSail	$25.00	$25.00	10/30/2009 10:33:30 AM
nickel-juniper7	$25.00	$25.00	10/30/2009 7:30:19 AM
HolJenks	$40.87	$40.87	10/30/2009 8:25:37 AM
diplomatic-capital	$50.00	$50.00	10/30/2009 9:00:20 AM
gauss02	$25.00	$25.00	10/30/2009 10:36:05 AM
Tradesmanlender	$25.00	$25.00	10/30/2009 9:34:02 AM
truth-prospector	$25.00	$25.00	10/30/2009 12:53:07 PM
totoro	$25.00	$25.00	10/30/2009 2:43:33 PM
repayment-chef	$25.00	$25.00	10/30/2009 2:49:19 PM
noble-revenue	$28.20	$28.20	10/30/2009 3:07:57 PM
Pilotf22	$25.00	$25.00	10/30/2009 11:26:31 AM
leftcoast52	$25.00	$25.00	10/30/2009 3:23:37 PM
SnE	$25.00	$25.00	10/30/2009 3:29:30 PM
longisland47m	$25.00	$25.00	10/30/2009 1:19:56 PM
langdonx	$47.89	$47.89	10/30/2009 3:00:19 PM
mizunoman	$25.00	$25.00	10/30/2009 3:27:53 PM
dansarkis	$25.00	$25.00	10/30/2009 3:29:28 PM
robot777	$50.00	$50.00	10/30/2009 3:29:36 PM
DeathScythe676	$25.00	$25.00	10/30/2009 3:27:47 PM
Guiren	$100.00	$100.00	10/30/2009 3:42:39 PM
puifais	$25.00	$25.00	10/30/2009 4:38:06 PM
Zoramite	$25.00	$25.00	10/30/2009 7:53:05 PM
logan74k	$50.00	$50.00	10/30/2009 9:18:06 PM
atlviet	$25.00	$25.00	10/31/2009 9:12:59 AM
kegs	$25.00	$25.00	10/30/2009 6:43:09 PM
basejump0	$25.00	$25.00	10/31/2009 8:08:43 AM
a-shiny-dime	$25.00	$25.00	10/31/2009 9:08:03 AM
Caledoni	$25.00	$25.00	10/31/2009 2:17:42 PM
pawsitive	$25.00	$25.00	10/31/2009 3:07:41 PM
market-honker	$100.00	$100.00	10/31/2009 2:12:55 AM
t-loan	$25.00	$25.00	10/31/2009 7:12:56 AM
zyztemboy	$25.00	$25.00	10/31/2009 3:27:49 PM
larrybird	$31.39	$31.39	11/1/2009 6:43:43 AM
MGOT-Ken	$25.00	$25.00	10/31/2009 12:22:38 PM
jgar_O	$25.93	$25.93	11/1/2009 10:29:02 AM
palace4	$75.00	$75.00	11/1/2009 6:36:49 AM
kayakg	$25.00	$25.00	11/1/2009 1:29:08 PM
acropiloterau2002	$25.00	$25.00	11/1/2009 1:29:26 PM
rjblack	$26.50	$26.50	11/1/2009 12:58:46 PM
boogaboogabooga	$25.00	$25.00	11/1/2009 1:28:50 PM
Avala	$25.00	$25.00	11/1/2009 1:29:52 PM
maven2	$25.00	$25.00	11/1/2009 5:29:05 AM
social-comet7	$25.00	$25.00	11/1/2009 1:44:04 PM
TrustPlus	$50.00	$50.00	11/1/2009 9:34:07 AM
js60l	$25.00	$25.00	11/1/2009 1:28:51 PM
janus_god	$28.27	$28.27	11/1/2009 1:29:00 PM
superchicken	$25.00	$25.00	11/1/2009 1:29:04 PM
kmwvma	$25.00	$25.00	11/1/2009 1:29:07 PM
skuba	$26.18	$26.18	11/1/2009 1:29:25 PM
titaniumtommy	$25.00	$25.00	11/1/2009 7:59:23 PM
latestone	$25.00	$25.00	11/1/2009 1:38:55 PM
sajitp	$25.00	$25.00	11/2/2009 5:58:47 AM
RLC	$44.72	$44.72	11/1/2009 2:48:51 PM
icefish	$30.01	$30.01	11/1/2009 9:04:09 PM
SqueezeKing	$25.00	$25.00	11/1/2009 3:38:49 PM
Camerican	$25.00	$25.00	11/2/2009 7:55:52 AM
dumbass	$25.00	$25.00	11/2/2009 5:58:48 AM
RJN	$25.00	$25.00	11/2/2009 6:03:54 AM
ganoman21	$25.00	$25.00	11/2/2009 10:14:03 AM
salala	$25.00	$25.00	11/1/2009 8:03:51 PM
looney-toon	$25.00	$25.00	11/2/2009 10:33:49 AM
Futurero	$25.00	$25.00	11/2/2009 10:33:53 AM
naniamo	$25.00	$25.00	11/2/2009 10:33:58 AM
BklynLender	$25.00	$25.00	11/2/2009 10:34:02 AM
TheColoradoDon	$25.00	$25.00	11/1/2009 9:04:07 PM
lendinstuff	$25.00	$25.00	11/2/2009 10:50:05 AM
justalender	$25.00	$25.00	11/2/2009 11:29:32 AM
AceInTheHole	$25.00	$25.00	11/2/2009 12:08:49 PM
flexiboy35	$25.00	$25.00	11/2/2009 10:14:23 AM
sail120	$25.00	$25.00	11/2/2009 10:25:20 AM
Norcal	$25.24	$25.24	11/2/2009 5:58:49 AM
philipandc	$25.00	$25.00	11/2/2009 10:58:57 AM
dadalou	$25.00	$25.00	11/2/2009 12:58:43 PM
BaxterEvil	$25.00	$25.00	11/2/2009 11:14:39 AM
seattleslug	$30.00	$30.00	11/2/2009 11:39:49 AM
WorldlyWorker	$25.00	$25.00	11/2/2009 2:04:25 PM
MasterJin	$25.00	$25.00	11/2/2009 12:58:48 PM
stolan	$25.00	$25.00	11/2/2009 9:34:15 AM
ctgscott	$25.00	$25.00	11/2/2009 3:54:29 PM
Iowa65	$35.00	$35.00	11/2/2009 3:54:37 PM
benroo	$25.00	$25.00	11/2/2009 3:54:41 PM
Barbaro	$25.00	$25.00	11/2/2009 3:54:53 PM
bugleusmc	$30.00	$30.00	11/2/2009 3:55:04 PM
jct_enterprises	$25.00	$25.00	11/2/2009 10:25:07 AM
a-harmonious-deal	$25.00	$25.00	11/2/2009 3:55:07 PM
financelover	$50.00	$50.00	11/2/2009 3:55:17 PM
AJSinvest	$25.00	$25.00	11/2/2009 3:55:30 PM
Kame	$25.00	$25.00	11/2/2009 3:55:43 PM
chief_wo	$25.00	$25.00	11/2/2009 3:55:56 PM
ADenny	$25.00	$25.00	11/2/2009 3:55:58 PM
BankOfFrankFairness	$50.00	$50.00	11/2/2009 3:56:02 PM
supe11	$25.00	$25.00	11/2/2009 3:56:31 PM
jbadawg1017	$25.00	$25.00	11/2/2009 10:50:07 AM
crenen139	$36.93	$36.93	11/2/2009 3:56:33 PM
pythia	$25.00	$25.00	11/2/2009 3:56:50 PM
Cherrypicker06	$25.00	$25.00	11/2/2009 3:56:54 PM
gotyourgear	$25.00	$25.00	11/2/2009 10:58:54 AM
ILfarmboy	$25.64	$25.64	11/2/2009 11:04:20 AM
jonesboyz	$25.00	$25.00	11/2/2009 3:54:35 PM
chief219	$25.00	$25.00	11/2/2009 4:00:48 PM
BigLinCT	$50.00	$50.00	11/2/2009 3:54:41 PM
grallu	$50.00	$50.00	11/2/2009 11:23:56 AM
reinforced-reward	$25.00	$25.00	11/2/2009 3:54:57 PM
nofreelunch	$25.00	$25.00	11/2/2009 11:23:58 AM
NJournalist	$25.00	$25.00	11/2/2009 4:01:21 PM
vtr1000	$25.51	$25.51	11/2/2009 3:55:24 PM
GenerousGentleMan	$50.00	$50.00	11/2/2009 3:55:36 PM
TestClees	$25.00	$25.00	11/2/2009 11:29:06 AM
bazaar-tulip	$25.00	$25.00	11/2/2009 3:55:44 PM
Sid-K	$29.50	$29.50	11/2/2009 3:55:53 PM
labate	$25.00	$25.00	11/2/2009 3:55:56 PM
pipopirate	$25.00	$25.00	11/2/2009 3:55:59 PM
income-crescendo1	$25.00	$25.00	11/2/2009 3:56:35 PM
johannesfactotum	$25.00	$25.00	11/2/2009 3:56:53 PM
TJ-Financial-Group	$40.00	$40.00	11/2/2009 4:09:58 PM
dartmouth99	$25.00	$25.00	11/2/2009 3:54:24 PM
raxbab	$31.78	$31.78	11/2/2009 3:54:31 PM
ets2011	$25.00	$25.00	11/2/2009 3:54:34 PM
kayden	$25.00	$25.00	11/2/2009 3:54:38 PM
Rich221976	$25.00	$25.00	11/2/2009 3:54:42 PM
money-shaker	$25.00	$25.00	11/2/2009 3:54:59 PM
jeffc92	$50.00	$50.00	11/2/2009 3:55:06 PM
oreyedoc	$25.00	$25.00	11/2/2009 3:55:29 PM
tuffshorty	$28.10	$28.10	11/2/2009 3:55:54 PM
Sigonio	$25.00	$25.00	11/2/2009 3:56:00 PM
impartial-deal	$25.00	$25.00	11/2/2009 3:56:07 PM
bowdish1	$34.05	$34.05	11/2/2009 3:56:36 PM
Hexnut	$28.71	$28.71	11/2/2009 3:56:38 PM
meux99	$25.00	$25.00	11/2/2009 3:56:53 PM
market-umbrella	$25.00	$25.00	11/2/2009 3:59:28 PM
wrchism	$35.70	$35.70	11/2/2009 4:59:10 PM
spencer14883	$25.00	$25.00	11/2/2009 4:59:32 PM
wealth-serenity	$38.00	$38.00	11/2/2009 7:00:39 PM
camaraderi-game-changer	$25.00	$25.00	11/2/2009 7:06:07 PM
Lifesavings	$25.00	$25.00	11/2/2009 11:09:55 PM
dma1206	$25.00	$25.00	11/3/2009 6:55:56 AM
BAEVentures	$50.00	$50.00	11/3/2009 7:19:32 AM
payout-point	$25.00	$25.00	11/3/2009 10:10:24 AM
Vacs4u	$25.00	$25.00	11/3/2009 10:43:47 AM
MoneyForNothing	$25.00	$25.00	11/2/2009 10:02:27 PM
cyberperception	$25.00	$25.00	11/3/2009 9:48:44 AM
moneyman06	$25.00	$25.00	11/3/2009 10:09:23 AM
nerlands	$25.00	$25.00	11/3/2009 10:49:29 AM
jd006006	$50.00	$50.00	11/3/2009 11:30:10 AM
lawyervon	$25.00	$25.00	11/3/2009 12:31:20 PM
vegibenz	$25.00	$25.00	11/3/2009 2:28:56 PM
jfd287	$25.00	$25.00	11/3/2009 10:34:03 AM
randomguy100	$25.00	$25.00	11/3/2009 11:14:14 AM
TemeculaLending	$25.00	$25.00	11/3/2009 3:18:58 PM
Bearls	$25.00	$25.00	11/3/2009 11:39:11 AM
bid-papyrus	$25.00	$25.00	11/3/2009 12:29:47 PM
adventure0	$500.00	$500.00	11/3/2009 6:58:55 PM
benefit-reactor	$25.00	$25.00	11/3/2009 4:12:17 PM
red-favorable-basis	$25.00	$25.00	11/3/2009 5:53:53 PM
ritwik	$50.00	$50.00	11/3/2009 8:32:17 PM
leverage-bliss	$25.00	$25.00	11/3/2009 7:03:24 PM
divedude	$25.00	$25.00	11/3/2009 4:54:25 PM
nis240sx	$25.00	$25.00	11/4/2009 7:45:55 AM
Rulea72	$200.00	$200.00	11/4/2009 8:09:37 AM
blue-pragmatic-truth	$25.00	$25.00	11/4/2009 5:44:11 AM
bambampk	$25.00	$25.00	11/4/2009 6:24:37 AM
here2lend	$25.00	$25.00	11/4/2009 6:39:09 AM
nolahelper	$40.00	$40.00	11/4/2009 7:52:17 AM
AEH_Now	$25.00	$25.00	11/4/2009 8:09:44 AM
kenyonhillbilly	$25.00	$25.00	11/4/2009 10:10:50 AM
SpectrumCapital	$25.00	$25.00	11/4/2009 8:13:43 AM
JoeMB	$25.00	$25.00	11/4/2009 10:39:00 AM
first-wampum-trapper	$25.00	$25.00	11/4/2009 9:34:34 AM
gothampark	$25.00	$25.00	11/4/2009 1:09:39 AM
exciting-fairness	$50.00	$50.00	11/4/2009 4:11:11 AM
cgk46doit	$25.00	$25.00	11/4/2009 11:49:49 AM
wealth-comet694	$35.00	$35.00	11/4/2009 12:13:42 PM
Cleon	$25.00	$25.00	11/4/2009 10:24:29 AM
leverage-monger	$25.00	$25.00	11/4/2009 6:38:47 AM
sharp-credit	$1,000.00	$1,000.00	11/4/2009 7:36:36 AM
punjab	$25.00	$25.00	11/4/2009 1:36:58 PM
Rulea72	$100.00	$100.00	11/4/2009 8:05:34 AM
brightest-economy-tsunami	$25.00	$25.00	11/4/2009 1:50:07 PM
FutureLenderEC	$25.00	$25.00	11/4/2009 2:34:08 PM
Pu239	$50.00	$50.00	11/4/2009 2:47:07 PM
wwwUniversal	$25.00	$25.00	11/4/2009 2:57:14 PM
goodguy11	$25.00	$25.00	11/4/2009 3:09:50 PM
cybress	$50.00	$50.00	11/4/2009 1:09:36 PM
porwestco	$25.00	$25.00	11/4/2009 1:53:42 PM
ebusinessagent	$25.00	$25.00	11/4/2009 10:24:46 AM
SastreMason	$43.37	$43.37	11/4/2009 2:29:01 PM
a-reasonable-return	$25.00	$25.00	11/4/2009 2:42:44 PM
leverage-monger	$25.00	$25.00	11/4/2009 11:09:38 AM
srs1325	$25.00	$25.00	11/4/2009 12:04:23 PM
fastcar750	$25.30	$25.30	11/4/2009 12:13:52 PM
bountiful-community	$75.00	$75.00	11/4/2009 12:24:36 PM
AJ8981	$49.00	$49.00	11/4/2009 1:14:48 PM
i3urtonair	$27.20	$27.20	11/4/2009 2:48:11 PM
interest88	$25.00	$25.00	11/4/2009 3:43:05 PM
revenue-sapling	$25.00	$25.00	11/4/2009 3:44:15 PM
transparency-giant	$50.00	$50.00	10/28/2009 4:10:59 PM
kid8549	$25.00	$25.00	10/28/2009 4:10:06 PM
DonaldColorado	$25.00	$25.00	10/28/2009 4:10:56 PM
WHEREISTHEMOON	$50.00	$50.00	10/28/2009 4:11:45 PM
investor_101	$50.00	$50.00	10/28/2009 4:21:05 PM
benevolent-reward	$25.00	$25.00	10/28/2009 4:21:10 PM
supersarah61	$25.00	$25.00	10/28/2009 4:22:15 PM
Tai	$25.00	$25.00	10/28/2009 4:22:31 PM
get30inc	$50.00	$50.00	10/28/2009 4:22:44 PM
wrighco	$25.00	$25.00	10/28/2009 4:22:50 PM
sflawya	$25.00	$25.00	10/28/2009 4:16:03 PM
CallMeBen	$25.00	$25.00	10/28/2009 4:23:00 PM
personal-lender	$25.00	$25.00	10/28/2009 4:23:08 PM
Walkingcowboy	$25.00	$25.00	10/28/2009 4:23:40 PM
goofy15975	$25.00	$25.00	10/28/2009 4:23:43 PM
gracej	$25.00	$25.00	10/28/2009 4:23:34 PM
Havana21	$50.00	$50.00	10/28/2009 4:23:46 PM
mamayama	$25.00	$25.00	10/28/2009 4:24:04 PM
neighborly-hope6	$100.00	$100.00	10/28/2009 4:24:16 PM
JGB	$25.00	$25.00	10/28/2009 4:24:22 PM
johntina	$50.00	$50.00	10/28/2009 4:24:48 PM
mmqc	$25.00	$25.00	10/28/2009 4:25:05 PM
MissionMicroFinance	$50.00	$50.00	10/28/2009 4:25:13 PM
point-shooter	$25.00	$25.00	10/28/2009 4:25:41 PM
FlexFunding	$75.60	$75.60	10/28/2009 4:25:55 PM
unrivaled-justice	$25.00	$25.00	10/28/2009 4:25:58 PM
Fortuno_per_commodo	$50.00	$50.00	10/28/2009 4:26:12 PM
wise-spirited-nickel	$25.00	$25.00	10/28/2009 4:26:22 PM
the-auction-lotus	$25.00	$25.00	10/28/2009 4:20:15 PM
selector568	$70.41	$70.41	10/28/2009 4:27:23 PM
djh47a	$25.52	$25.52	10/28/2009 4:27:29 PM
emo13	$50.00	$50.00	10/28/2009 4:27:35 PM
Sixmil	$25.00	$25.00	10/28/2009 4:27:44 PM
inforapenny	$25.00	$25.00	10/28/2009 4:27:57 PM
Lendomatic	$25.00	$25.00	10/28/2009 4:28:12 PM
credit-coach118	$35.00	$35.00	10/28/2009 4:28:15 PM
justice-dna	$35.00	$35.00	10/28/2009 4:28:22 PM
uncleegg	$25.00	$25.00	10/28/2009 4:22:12 PM
Cheburashka	$30.00	$30.00	10/28/2009 4:33:47 PM
martalli	$25.00	$25.00	10/28/2009 4:58:28 PM
dealarella	$25.00	$25.00	10/28/2009 4:59:17 PM
agwosdof	$50.00	$50.00	10/28/2009 4:58:42 PM
Weaverville	$25.00	$25.00	10/28/2009 4:23:12 PM
shadowflame_99	$25.00	$25.00	10/28/2009 4:59:40 PM
compoundinterest	$50.00	$50.00	10/28/2009 4:23:29 PM
turbine5	$40.00	$40.00	10/28/2009 5:00:54 PM
blue-exuberant-economy	$25.00	$25.00	10/28/2009 4:59:37 PM
holstj	$25.00	$25.00	10/28/2009 4:59:41 PM
CarDealer3070	$50.00	$50.00	10/28/2009 4:59:56 PM
kchen486	$25.00	$25.00	10/28/2009 4:24:10 PM
trident9	$50.00	$50.00	10/28/2009 4:24:13 PM
fervent-repayment	$25.00	$25.00	10/28/2009 4:24:29 PM
blot44	$50.00	$50.00	10/28/2009 5:40:53 PM
five-star-note	$25.00	$25.00	10/28/2009 4:24:40 PM
ytjameslee	$50.00	$50.00	10/28/2009 4:24:44 PM
TrueLending	$25.00	$25.00	10/28/2009 6:13:02 PM
jd006006	$50.00	$50.00	10/28/2009 4:25:21 PM
saihu	$25.00	$25.00	10/28/2009 6:18:09 PM
icontender	$25.00	$25.00	10/28/2009 4:25:26 PM
a-finance-nirvana	$300.00	$300.00	10/28/2009 4:25:36 PM
understanding-marketplace	$25.00	$25.00	10/28/2009 4:25:51 PM
katnmouse	$25.00	$25.00	10/28/2009 7:07:47 PM
greenback-ally	$45.76	$45.76	10/28/2009 7:08:06 PM
intelligent-nickel	$25.00	$25.00	10/28/2009 7:08:00 PM
jazz619	$50.00	$50.00	10/28/2009 7:08:12 PM
flwah	$50.00	$50.00	10/28/2009 4:26:43 PM
BigEarHole	$25.00	$25.00	10/28/2009 7:08:06 PM
inforapenny	$25.00	$25.00	10/28/2009 4:26:59 PM
likeable-value	$25.00	$25.00	10/28/2009 7:08:31 PM
LizzieMN	$25.00	$25.00	10/28/2009 7:08:39 PM
anton	$50.00	$50.00	10/28/2009 4:27:20 PM
Headhunter14	$25.00	$25.00	10/28/2009 7:08:53 PM
radiant-fund	$25.00	$25.00	10/28/2009 7:08:40 PM
Cai8899	$25.00	$25.00	10/28/2009 7:08:58 PM
PotBellyPete	$25.00	$25.00	10/28/2009 4:27:33 PM
MissionMicroFinance	$25.00	$25.00	10/28/2009 7:14:49 PM
nicklds	$34.77	$34.77	10/28/2009 7:14:52 PM
kindofaloaner	$25.00	$25.00	10/28/2009 4:28:18 PM
inventive-wealth2	$25.00	$25.00	10/28/2009 4:58:27 PM
KailuaLender	$25.00	$25.00	10/28/2009 4:59:17 PM
VBAces	$75.00	$75.00	10/28/2009 4:59:55 PM
czar3	$25.00	$25.00	10/28/2009 5:00:56 PM
p2p-gala	$200.00	$200.00	10/28/2009 9:05:29 PM
MrDavid	$50.00	$50.00	10/28/2009 9:32:55 PM
uofm2007	$30.00	$30.00	10/28/2009 7:08:03 PM
fortress767	$25.00	$25.00	10/28/2009 7:08:30 PM
Aeroman32	$25.00	$25.00	10/28/2009 7:08:51 PM
thegreatone	$78.79	$78.79	10/28/2009 7:09:06 PM
inventive-funds	$25.00	$25.00	10/28/2009 7:09:14 PM
balance-force	$25.00	$25.00	10/28/2009 11:06:10 PM
Rogesparkguy	$25.00	$25.00	10/28/2009 7:39:37 PM
rjleves	$25.00	$25.00	10/29/2009 5:15:13 AM
ClearLake	$25.00	$25.00	10/29/2009 7:32:46 AM
dpfl55	$25.00	$25.00	10/29/2009 8:23:19 AM
Ryman81580	$25.00	$25.00	10/29/2009 8:23:13 AM
proper-commitment5	$41.00	$41.00	10/29/2009 8:49:19 AM
SonomaHills	$25.00	$25.00	10/29/2009 9:33:05 AM
nickel-protector	$25.00	$25.00	10/29/2009 9:33:01 AM
stable-money	$25.00	$25.00	10/29/2009 9:34:00 AM
degster	$25.00	$25.00	10/29/2009 9:40:26 AM
SolidMichael	$25.00	$25.00	10/29/2009 10:04:39 AM
reueljw	$25.00	$25.00	10/29/2009 8:02:42 AM
spruce2	$25.00	$25.00	10/29/2009 10:06:24 AM
JJS180	$25.00	$25.00	10/29/2009 8:16:08 AM
GElender	$50.00	$50.00	10/29/2009 8:49:27 AM
coolspeed	$25.00	$25.00	10/29/2009 10:48:10 AM
JohnBanks	$25.00	$25.00	10/29/2009 11:19:02 AM
bluesky07	$25.00	$25.00	10/29/2009 11:33:35 AM
spin-kick	$25.00	$25.00	10/29/2009 11:54:07 AM
enterprising-integrity	$25.00	$25.00	10/29/2009 9:52:41 AM
rawman	$25.00	$25.00	10/29/2009 12:27:09 PM
Bill33716	$25.00	$25.00	10/29/2009 12:43:13 PM
don8ter	$29.92	$29.92	10/29/2009 1:08:52 PM
kmprospeo	$25.00	$25.00	10/29/2009 10:48:15 AM
newest-generosity-saga	$25.00	$25.00	10/29/2009 1:42:29 PM
testobsessed	$54.42	$54.42	10/29/2009 1:58:47 PM
lloyd_s	$25.00	$25.00	10/29/2009 2:05:25 PM
mad4wknds	$25.00	$25.00	10/29/2009 2:14:25 PM
bigdees	$25.00	$25.00	10/29/2009 2:23:09 PM
favorite-dollar	$35.00	$35.00	10/29/2009 3:06:24 PM
DadWarbucks	$25.00	$25.00	10/29/2009 1:09:01 PM
the-profit-oracle	$25.00	$25.00	10/29/2009 1:48:34 PM
the-greenback-bunny	$25.00	$25.00	10/29/2009 1:57:47 PM
szetheli	$29.40	$29.40	10/29/2009 3:31:06 PM
windfall46	$25.00	$25.00	10/29/2009 4:56:03 PM
Coach2often	$50.00	$50.00	10/29/2009 4:55:53 PM
BoutYeBank	$25.00	$25.00	10/29/2009 4:55:47 PM
slowpig	$50.00	$50.00	10/29/2009 10:29:34 PM
lowrate	$25.00	$25.00	10/29/2009 6:34:02 PM
Nco	$25.00	$25.00	10/30/2009 1:23:23 AM
interest-competitor	$25.00	$25.00	10/30/2009 5:23:09 AM
L-vex	$25.00	$25.00	10/29/2009 7:53:07 PM
smart-treasure	$25.00	$25.00	10/30/2009 5:47:55 AM
wise-repayment-kayak	$25.00	$25.00	10/30/2009 5:52:55 AM
orange-truth-pole	$25.00	$25.00	10/30/2009 9:33:12 AM
top-trade-chihuahua	$25.00	$25.00	10/30/2009 9:33:20 AM
inspired-agreement	$25.00	$25.00	10/30/2009 9:33:31 AM
Kelor99	$25.00	$25.00	10/30/2009 9:34:09 AM
Jassi	$25.00	$25.00	10/30/2009 8:33:12 AM
bokonon	$25.00	$25.00	10/30/2009 7:44:48 AM
mathprof	$25.00	$25.00	10/30/2009 11:18:26 AM
TK4	$25.00	$25.00	10/30/2009 11:43:04 AM
value-pouch	$25.00	$25.00	10/30/2009 10:53:49 AM
Gibbyland	$50.00	$50.00	10/30/2009 10:01:20 AM
mizount	$25.00	$25.00	10/30/2009 1:19:58 PM
Iwantahelp	$25.00	$25.00	10/30/2009 10:27:42 AM
CPAMAN	$25.00	$25.00	10/30/2009 1:57:55 PM
thedoctor	$25.00	$25.00	10/30/2009 11:48:15 AM
zeelender	$25.00	$25.00	10/30/2009 11:18:22 AM
gain-butterfly	$25.00	$25.00	10/30/2009 3:27:43 PM
highcountry1	$25.00	$25.00	10/30/2009 1:13:01 PM
hayhelp	$25.00	$25.00	10/30/2009 11:42:46 AM
andrewgl	$25.00	$25.00	10/30/2009 11:43:45 AM
Mark-O-Polo	$25.00	$25.00	10/30/2009 1:28:43 PM
virtualbank	$25.00	$25.00	10/30/2009 3:27:54 PM
Patter256	$25.00	$25.00	10/30/2009 3:29:32 PM
DiscreetFinancial	$25.00	$25.00	10/30/2009 1:33:03 PM
kanewna	$44.80	$44.80	10/30/2009 3:27:45 PM
MidnightBank	$25.00	$25.00	10/30/2009 3:27:55 PM
buckeye55	$25.00	$25.00	10/30/2009 3:29:29 PM
Hondo	$25.00	$25.00	10/30/2009 3:52:46 PM
mbraslav	$30.00	$30.00	10/30/2009 5:27:46 PM
gizzywump	$25.00	$25.00	10/30/2009 4:39:39 PM
subtle-interest	$25.00	$25.00	10/30/2009 11:38:00 PM
wampum-chorus3	$25.00	$25.00	10/31/2009 5:47:49 AM
Mr_Money	$25.00	$25.00	10/31/2009 7:04:23 AM
antlr	$25.00	$25.00	10/31/2009 10:37:51 AM
Sumach	$25.00	$25.00	10/31/2009 11:13:29 AM
PatRichi	$25.00	$25.00	10/30/2009 8:27:53 PM
kindness-bassoon	$25.00	$25.00	10/31/2009 5:20:07 PM
return-elm	$25.00	$25.00	10/31/2009 7:17:53 AM
JagFan	$25.00	$25.00	11/1/2009 5:29:07 AM
OLYVRC	$25.00	$25.00	10/31/2009 3:27:45 PM
wise-rupee-armada	$25.00	$25.00	10/31/2009 10:44:32 AM
Blue_HorseShoe	$25.00	$25.00	10/31/2009 7:32:42 PM
julijask	$25.00	$25.00	10/31/2009 11:48:00 AM
LKN2RTR	$25.00	$25.00	11/1/2009 12:58:44 PM
lobster	$25.00	$25.00	10/31/2009 3:44:14 PM
Railbird	$25.00	$25.00	11/1/2009 1:29:09 PM
rmpedi33	$100.00	$100.00	11/1/2009 1:42:24 PM
brstern2	$25.00	$25.00	11/1/2009 4:43:44 PM
TexasLender2007	$25.00	$25.00	11/1/2009 8:46:53 AM
investment-builder0	$50.00	$50.00	11/1/2009 8:23:41 PM
pietro_torna_indietro	$100.00	$100.00	11/1/2009 1:29:01 PM
srfb973	$25.00	$25.00	11/1/2009 10:23:50 PM
ChicoBob	$26.78	$26.78	11/1/2009 1:44:05 PM
honorable-treasure	$25.00	$25.00	11/2/2009 5:48:55 AM
GrayStudio	$50.00	$50.00	11/1/2009 8:24:01 PM
Residuum	$25.00	$25.00	11/2/2009 6:19:21 AM
rmsyvt	$25.00	$25.00	11/2/2009 9:33:58 AM
Trigirl23	$25.00	$25.00	11/2/2009 9:34:40 AM
SkiNZ	$25.00	$25.00	11/2/2009 9:53:48 AM
trucklawyer	$25.00	$25.00	11/1/2009 8:03:50 PM
jasperpants	$25.00	$25.00	11/2/2009 10:33:50 AM
regahj99	$25.00	$25.00	11/2/2009 10:33:55 AM
caseattle	$25.00	$25.00	11/1/2009 8:23:59 PM
lagnisiruk	$25.00	$25.00	11/1/2009 11:28:51 PM
thryn	$25.00	$25.00	11/2/2009 11:29:34 AM
Aethelwolf	$25.00	$25.00	11/2/2009 4:43:55 AM
gogmagog	$47.55	$47.55	11/2/2009 10:09:21 AM
geekguy	$25.00	$25.00	11/2/2009 10:14:24 AM
BritDad	$25.00	$25.00	11/2/2009 10:24:57 AM
gdbanks	$25.00	$25.00	11/2/2009 10:25:23 AM
Sofar	$25.00	$25.00	11/2/2009 11:39:50 AM
lean-benefit	$25.00	$25.00	11/2/2009 3:08:54 PM
well-mannered-income3	$25.00	$25.00	11/2/2009 3:43:49 PM
Geedub	$44.02	$44.02	11/2/2009 3:54:34 PM
Kattosha	$25.00	$25.00	11/2/2009 3:54:40 PM
KeepOnRunning	$50.00	$50.00	11/2/2009 3:54:56 PM
fsa3	$25.00	$25.00	11/2/2009 3:55:02 PM
stensonb	$25.00	$25.00	11/2/2009 10:25:30 AM
Zoomie	$25.00	$25.00	11/2/2009 3:55:30 PM
All_Wins	$25.00	$25.00	11/2/2009 3:55:43 PM
suave-dollar	$40.00	$40.00	11/2/2009 3:55:52 PM
donloah	$25.00	$25.00	11/2/2009 3:56:00 PM
unclejaef	$25.00	$25.00	11/2/2009 3:56:29 PM
cingular	$25.00	$25.00	11/2/2009 3:56:32 PM
head	$25.00	$25.00	11/2/2009 3:56:52 PM
kindness-saver	$26.59	$26.59	11/2/2009 3:56:56 PM
outwish	$25.00	$25.00	11/2/2009 11:04:24 AM
Phillip4ever	$25.00	$25.00	11/2/2009 3:54:32 PM
token34	$25.00	$25.00	11/2/2009 3:54:37 PM
YoungTaxMan	$50.00	$50.00	11/2/2009 3:54:45 PM
nv	$25.00	$25.00	11/2/2009 3:54:47 PM
rulender	$50.00	$50.00	11/2/2009 3:54:55 PM
PacDoor	$25.00	$25.00	11/2/2009 4:01:19 PM
soroxy	$25.00	$25.00	11/2/2009 11:24:06 AM
jchix	$25.00	$25.00	11/2/2009 3:55:45 PM
papaman	$25.00	$25.00	11/2/2009 3:55:57 PM
lostontheedge	$25.00	$25.00	11/2/2009 3:56:02 PM
honorable-yield	$50.00	$50.00	11/2/2009 3:56:50 PM
minista	$25.00	$25.00	11/2/2009 4:02:50 PM
SASBANK	$25.00	$25.00	11/2/2009 3:56:55 PM
mcabery	$25.00	$25.00	11/2/2009 3:59:06 PM
ALL-PRIME	$25.00	$25.00	11/2/2009 4:00:05 PM
keydet99	$25.00	$25.00	11/2/2009 3:54:33 PM
codenoise	$25.00	$25.00	11/2/2009 3:54:36 PM
zhiguli	$50.00	$50.00	11/2/2009 3:54:39 PM
butlerpossible	$25.00	$25.00	11/2/2009 3:54:46 PM
power-expert	$25.00	$25.00	11/2/2009 3:54:51 PM
TheReaderRabbit	$25.00	$25.00	11/2/2009 3:54:58 PM
FCI	$25.00	$25.00	11/2/2009 3:54:59 PM
dollars4debts	$25.00	$25.00	11/2/2009 3:55:27 PM
frankdelraza	$25.00	$25.00	11/2/2009 3:55:54 PM
Stozer	$35.00	$35.00	11/2/2009 3:55:55 PM
Artist_Blue	$25.00	$25.00	11/2/2009 3:56:34 PM
mlbox3k	$25.00	$25.00	11/2/2009 3:56:51 PM
discrete-asset	$25.00	$25.00	11/2/2009 3:56:55 PM
return-elm	$50.00	$50.00	11/2/2009 4:21:55 PM
payout-reaction740	$25.00	$25.00	11/2/2009 4:03:06 PM
PalmTreeIsland	$100.00	$100.00	11/2/2009 5:01:21 PM
pinnacle10	$25.00	$25.00	11/2/2009 5:03:49 PM
NYWA	$25.00	$25.00	11/2/2009 6:33:59 PM
wormdc	$25.00	$25.00	11/2/2009 4:58:50 PM
alex189a	$25.00	$25.00	11/2/2009 7:13:51 PM
easylender	$25.00	$25.00	11/2/2009 11:38:45 PM
MathProfessor	$25.00	$25.00	11/2/2009 8:00:40 PM
fyrwlker12	$25.00	$25.00	11/2/2009 8:18:42 PM
Good_Karma_Cafe	$25.00	$25.00	11/3/2009 6:08:52 AM
pubnat	$25.00	$25.00	11/2/2009 6:53:47 PM
OTRjohn	$50.00	$31.07	11/3/2009 6:19:55 AM
Guerrilla_Man	$25.00	$25.00	11/3/2009 6:43:57 AM
wild-orange	$25.00	$25.00	11/2/2009 7:10:25 PM
jcar78	$25.00	$25.00	11/3/2009 10:24:11 AM
hard-working-loot	$25.00	$25.00	11/2/2009 8:05:32 PM
Anamorph	$25.00	$25.00	11/2/2009 9:53:34 PM
SpotLending	$50.00	$50.00	11/3/2009 9:20:54 AM
dpdaug	$25.00	$25.00	11/3/2009 9:33:51 AM
JLEND926121	$25.00	$25.00	11/3/2009 11:14:02 AM
power-cell	$50.00	$50.00	11/3/2009 11:36:29 AM
MNMAN21	$75.68	$75.68	11/3/2009 10:21:31 AM
blue-courageous-justice	$36.25	$36.25	11/3/2009 5:15:16 AM
friendlyviking	$25.00	$25.00	11/3/2009 11:49:26 AM
cny_loans	$25.00	$25.00	11/3/2009 11:24:47 AM
Mojo1	$50.00	$50.00	11/3/2009 8:39:52 AM
zoomdrm57	$50.00	$50.00	11/3/2009 8:45:31 AM
gao	$500.00	$500.00	11/3/2009 12:47:05 PM
dollarsforrent	$50.00	$50.00	11/3/2009 9:58:39 AM
Independenttools	$25.00	$25.00	11/3/2009 11:00:00 AM
MT1130	$25.00	$25.00	11/3/2009 11:14:30 AM
lazyeye	$25.00	$25.00	11/3/2009 7:35:17 PM
sh71	$25.00	$25.00	11/3/2009 4:54:05 PM
jakespirit	$25.00	$25.00	11/4/2009 12:48:56 AM
favorite-commerce	$25.00	$25.00	11/4/2009 7:18:00 AM
allloans4me	$50.00	$50.00	11/4/2009 7:45:57 AM
vivacious-p2p3	$25.00	$25.00	11/3/2009 5:41:25 PM
JazzFranchise	$25.00	$25.00	11/3/2009 7:28:55 PM
johngaltline	$25.00	$25.00	11/4/2009 9:34:26 AM
Digs	$25.00	$25.00	11/4/2009 9:35:27 AM
iolaire	$100.00	$100.00	11/4/2009 7:43:27 AM
Gold_Coin	$25.00	$25.00	11/4/2009 7:54:22 AM
Raetha	$25.00	$25.00	11/4/2009 10:24:35 AM
eggzie	$25.00	$25.00	11/4/2009 10:33:58 AM
bobby4u3	$25.00	$25.00	11/4/2009 10:58:48 AM
elvisloans	$50.00	$50.00	11/4/2009 11:01:48 AM
funds-shaker8	$100.00	$100.00	11/4/2009 9:21:19 AM
sabre79	$25.00	$25.00	11/4/2009 11:14:33 AM
exciting-fairness	$100.00	$100.00	11/4/2009 11:22:55 AM
Phantom99	$25.00	$25.00	11/4/2009 12:43:56 AM
jybank	$25.00	$25.00	11/4/2009 11:49:17 AM
onlyinchicago	$25.00	$25.00	11/4/2009 11:50:12 AM
K2Outlaws	$25.00	$25.00	11/4/2009 12:13:54 PM
cowboyskier	$50.00	$50.00	11/4/2009 12:14:08 PM
coin-vibraphone	$25.00	$25.00	11/4/2009 6:06:54 AM
haven001	$25.00	$25.00	11/4/2009 10:49:26 AM
buffalobills	$25.00	$25.00	11/4/2009 7:14:42 AM
Warbler	$25.00	$25.00	11/4/2009 10:58:50 AM
RgPro	$35.65	$35.65	11/4/2009 10:58:54 AM
brightest-income-hunter	$25.00	$25.00	11/4/2009 1:38:46 PM
LEBO	$25.00	$25.00	11/4/2009 11:17:43 AM
jborer	$52.27	$52.27	11/4/2009 11:21:14 AM
Gunny89	$25.00	$25.00	11/4/2009 2:03:47 PM
rcr549	$25.00	$25.00	11/4/2009 11:58:47 AM
serene-capital	$25.00	$25.00	11/4/2009 2:21:36 PM
leverage-monger	$25.00	$25.00	11/4/2009 9:01:27 AM
stylish-cash	$25.00	$25.00	11/4/2009 12:44:06 PM
interest-exec9	$25.00	$25.00	11/4/2009 9:34:53 AM
value-investor9	$50.00	$50.00	11/4/2009 10:10:57 AM
jddorsey	$50.00	$50.00	11/4/2009 10:52:51 AM
monstersdad	$50.00	$50.00	11/4/2009 11:14:54 AM
bruin558	$100.00	$100.00	11/4/2009 2:54:19 PM
AKJagMan	$25.00	$25.00	11/4/2009 11:24:22 AM
brother_tam	$50.00	$50.00	11/4/2009 12:58:24 PM
sparkling-income	$50.00	$50.00	11/4/2009 1:35:14 PM
julijask	$25.00	$25.00	11/4/2009 2:52:39 PM
awesome-revenue4	$25.00	$25.00	11/4/2009 3:49:47 PM
693 bids
Borrower Payment Dependent Notes Series 430873
This series of Notes was issued and sold upon the funding of the borrower loan #39368, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Oct-28-2009
				Auction end date:	Nov-04-2009

Starting lender yield:	11.42%	Starting borrower rate/APR:	12.42% / 14.56%	Starting monthly payment:	$167.08
Final lender yield:	9.40%	Final borrower rate/APR:	10.40% / 12.51%	Final monthly payment:	$162.28

Auction yield range:	4.29% - 11.42%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.27%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Nov-1989	Debt/Income ratio:	14%
Credit score:	780-799 (Oct-2009)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	4y 9m
Amount delinquent:	$0	Revolving credit balance:	$19,601	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Kingdaddy1773	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	780-799 (Latest)
Principal borrowed:	$3,200.00	< mo. late:	0 ( 0% )	800-819 (Apr-2008)
Principal balance:	$1,759.54	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Paying off my evil credit cards!!!
Purpose of loan:
This loan will be used to?Pay off some credit cards that have a high interest rate.

My financial situation:
I am a good candidate for this loan because?my wife and I have great jobs and steady incomes.? I'm a sales representative in the Pharmaceutical industry and she is the General Manager of a very busy restaurant.? Why pay some credit card company an outrageous APR when there are trustworthy investors here at Prosper?? This is our second loan with Prosper and use Direct Debit, so payments are NEVER an issue.? Bid with confidence, and THANK YOU in advance!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: please provide more income and expense info. - shrewd-income
A: Combined income $140K, Mortgage payment $1750, Monthly Expenses $2000 (Nov-04-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

DonaldColorado	$25.00	$25.00	10/28/2009 4:10:55 PM
CarDealer3070	$50.00	$50.00	10/28/2009 4:15:33 PM
transparency-giant	$50.00	$50.00	10/28/2009 4:10:58 PM
uncleegg	$25.00	$25.00	10/28/2009 4:22:11 PM
kanakakm	$50.00	$50.00	10/28/2009 4:22:35 PM
AF-Chief	$35.00	$35.00	10/28/2009 4:22:37 PM
SNH	$50.00	$50.00	10/28/2009 4:22:42 PM
get30inc	$50.00	$50.00	10/28/2009 4:22:44 PM
a-responsible-return	$25.00	$15.34	10/28/2009 4:22:48 PM
turbospeed	$25.00	$25.00	10/28/2009 4:22:54 PM
Attract	$25.00	$25.00	10/28/2009 4:22:25 PM
GeoLender	$25.00	$25.00	10/28/2009 5:21:48 PM
WillingToHelpOut	$25.00	$25.00	10/28/2009 4:34:02 PM
rmpedi33	$100.00	$100.00	10/29/2009 8:16:18 AM
junes08	$50.00	$50.00	10/29/2009 10:06:38 AM
Russia5M	$25.00	$25.00	10/29/2009 11:46:46 AM
asset-numero-uno	$100.00	$100.00	10/29/2009 9:54:26 AM
market-assembler	$50.00	$50.00	10/29/2009 10:09:24 AM
velocity-flag	$25.00	$25.00	10/29/2009 10:54:32 AM
loanman2007	$75.00	$75.00	10/30/2009 6:35:35 AM
marala4285	$25.00	$25.00	10/30/2009 3:16:40 PM
festivecpl	$25.00	$25.00	10/30/2009 8:21:59 PM
economy-popcorn	$25.00	$25.00	10/31/2009 9:52:18 AM
EliteCapital	$25.00	$25.00	10/31/2009 9:31:28 PM
icon7	$25.00	$25.00	11/1/2009 12:34:00 PM
qcksilvr20	$50.00	$50.00	10/31/2009 2:37:06 PM
violaetain	$50.00	$50.00	11/1/2009 1:06:09 PM
hellasow	$25.00	$25.00	10/31/2009 4:35:24 PM
rate-hickory	$25.00	$25.00	11/1/2009 4:03:39 PM
golffish2	$500.00	$500.00	11/2/2009 9:42:03 AM
AJ8981	$56.36	$56.36	11/2/2009 1:59:42 PM
credit-coach118	$25.00	$25.00	11/2/2009 4:40:39 PM
RandyL3	$44.68	$44.68	11/2/2009 5:30:50 PM
jamesandbecca	$26.25	$26.25	11/3/2009 11:05:27 AM
shrewd-income	$25.00	$25.00	11/2/2009 11:27:16 PM
Dollars4Rent	$25.00	$25.00	11/3/2009 11:43:51 AM
dmitriy2	$50.00	$50.00	11/3/2009 12:53:14 PM
Spring342	$50.00	$50.00	11/3/2009 7:58:35 AM
wwwUniversal	$25.00	$25.00	11/3/2009 2:56:43 PM
a-finance-nirvana	$100.00	$100.00	11/3/2009 3:18:03 PM
lender12345	$50.00	$50.00	11/3/2009 3:58:42 PM
bid-papyrus	$25.00	$25.00	11/3/2009 12:29:48 PM
visionary-deal3	$100.00	$100.00	11/3/2009 9:42:55 PM
jybank	$25.00	$25.00	11/3/2009 10:53:48 PM
intelligent-yield	$25.00	$25.00	11/3/2009 11:20:19 PM
MoneyForNothing	$25.00	$25.00	11/4/2009 6:29:11 AM
exciting-fairness	$50.00	$50.00	11/4/2009 4:15:32 AM
Share-the-wealth	$100.00	$100.00	11/4/2009 8:55:08 AM
ritwik	$50.00	$50.00	11/3/2009 8:20:03 PM
balance-chestnut	$25.00	$25.00	11/4/2009 9:05:32 AM
elvisloans	$50.00	$50.00	11/4/2009 11:05:57 AM
shrewd-income	$225.00	$225.00	11/4/2009 11:27:52 AM
StarFundingSource	$25.00	$25.00	11/4/2009 11:35:47 AM
Patrician	$51.82	$51.82	11/4/2009 12:02:49 PM
leverage-monger	$25.00	$25.00	11/4/2009 6:39:47 AM
first-asset-control	$50.00	$50.00	11/4/2009 8:06:05 AM
exciting-fairness	$100.00	$100.00	11/4/2009 11:23:52 AM
MoneyTree79	$150.00	$150.00	11/4/2009 9:28:53 AM
VT2VA	$25.00	$25.00	11/4/2009 2:11:57 PM
kid8549	$25.00	$25.00	10/28/2009 4:10:07 PM
supersarah61	$25.00	$25.00	10/28/2009 4:22:15 PM
kulender	$25.00	$25.00	10/28/2009 4:15:29 PM
kenji4861	$50.00	$50.00	10/28/2009 4:22:18 PM
slartibardfast	$35.00	$35.00	10/28/2009 4:22:23 PM
Tai	$25.00	$25.00	10/28/2009 4:22:30 PM
unk1911	$50.00	$50.00	10/28/2009 4:24:41 PM
Syzygy	$25.00	$25.00	10/28/2009 4:26:29 PM
GeoLender	$25.00	$25.00	10/28/2009 5:21:33 PM
GeoLender	$25.00	$25.00	10/28/2009 5:22:06 PM
datongmama	$50.00	$50.00	10/28/2009 5:57:54 PM
Merganser	$25.00	$25.00	10/28/2009 7:08:03 PM
PalmerTheEmbalmer	$25.00	$25.00	10/29/2009 12:02:46 AM
the-profit-oracle	$25.00	$25.00	10/28/2009 9:56:13 PM
LendThriftSimon	$32.55	$32.55	10/29/2009 8:36:24 AM
buckyhead2000	$25.00	$25.00	10/29/2009 12:43:53 PM
SCD	$25.00	$25.00	10/29/2009 5:00:21 PM
economy-synapse	$25.00	$25.00	10/30/2009 4:49:37 PM
LoanDMC	$25.00	$25.00	10/31/2009 10:27:09 AM
gaditano	$25.00	$25.00	10/31/2009 3:46:46 PM
fantasysports	$25.00	$25.00	11/2/2009 2:53:34 PM
wild-orange	$500.00	$500.00	11/2/2009 6:32:09 PM
MoneyTree79	$150.00	$150.00	11/2/2009 5:51:34 PM
MathProfessor	$25.00	$25.00	11/2/2009 8:01:19 PM
vineet	$28.00	$28.00	11/3/2009 11:34:00 AM
FutureLenderEC	$25.00	$25.00	11/3/2009 12:00:36 PM
bondhedger	$25.00	$25.00	11/3/2009 12:07:50 PM
dreamhope	$25.00	$25.00	11/3/2009 12:29:43 PM
SOP_Bank	$25.00	$25.00	11/3/2009 5:54:39 PM
durability-colonel	$50.00	$50.00	11/3/2009 8:38:47 PM
bluefinch	$25.00	$25.00	11/4/2009 4:44:31 AM
drummerdad	$25.00	$25.00	11/4/2009 7:12:34 AM
oldman68	$25.00	$25.00	11/3/2009 8:34:13 PM
JerryB96	$25.00	$25.00	11/3/2009 9:59:52 PM
serene-capital	$25.00	$25.00	11/4/2009 12:22:34 AM
brightest-economy-tsunami	$25.00	$25.00	11/4/2009 12:02:22 PM
dbanwart	$25.00	$25.00	11/4/2009 11:18:19 AM
neenerman	$75.00	$75.00	11/4/2009 9:00:40 AM
Mr_Egret	$25.00	$25.00	11/4/2009 3:04:54 PM
98 bids
Borrower Payment Dependent Notes Series 430965
This series of Notes was issued and sold upon the funding of the borrower loan #39377, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Oct-30-2009
				Auction end date:	Nov-06-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	30.50%	Final borrower rate/APR:	31.50% / 33.90%	Final monthly payment:	$129.83

Auction yield range:	11.29% - 34.00%	Estimated loss impact:	10.77%
Lender servicing fee:	1.00%	Estimated return:	19.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Apr-1995	Debt/Income ratio:	42%
Credit score:	700-719 (Oct-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	18	Length of status:	12y 7m
Amount delinquent:	$0	Revolving credit balance:	$90,778	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	100%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	powerful-rate9	Borrower's state:	Washington	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Re-list: Help after Medical Issue
Thanks for looking at my listing.

I am a courtroom clerk in the largest and busiest court in the state of Washington. I have been with my current employer for almost 13 years and very recently I started doing side work editing transcripts of court proceedings when I?m needed. This has the potential to add an additional $500-$1,000/mo to my income. I have not included this in my income since I have yet to be paid for this and I?m not sure how often I will be asked to do this work at this time.

In July I needed to have an emergency surgery and was out of work for 6 weeks. I only had enough leave available to cover 2.5 weeks. This meant I went without pay for 3.5 weeks. My main priority was to make sure the bills were all covered, which meant maxing out our credit cards to do this. This is the reason why my card utilization is so high. I have never been this close to my limits before.

I would use this loan to pay down the balance on my credit card, which will make my monthly payments lower.

Explanation of Credit:

I have always had good credit. My husband and I have been together for 18 years and we own our home and have lived there since March 2000. We currently have a HELOC that we used for home improvement in the amount of $41,000. That is the major portion of our revolving balance. I also have a $32,000 personal loan in my name only that I am 3.5 years away from paying off. It is listed as a revolving loan, however I am not able to take additional funds from it without going through a full loan approval again. I have never missed or been late on a payment for this loan.

My DTI is high because I have listed only my net income of $3,100/mo. My husband also contributes approximately $1,700/mo. to the household expenses.

I have never had a late payment on my credit or household bills since I moved out on my own at the age of 19. Making my payments on time is my top priority each month. As you can see from my financial details, I will have the money to do it.

Monthly Financial Details:

My Net Income: $3,100
Spouse's Net Income: $1,700
Total monthly family Net Income: $4,800

Mortgage/HELOC: $1,480 / $405
Phone, Cable, Internet: $180
Gas & Electricity: $145
Water & Garbage: $40
Car Operating Expenses: $140
Food: $350
Insurance: $156
Credit cards and loans that won't be paid off with my Prosper loan: $1,450
-----------------------
Total Monthly Expenses : $4,346

I will have $454 left to make the payments on my Prosper loan.

Thank you for considering my loan. As you can see I have good credit and am responsible. I can afford to make the payment for this loan and do not want to head down the slippery slope to bad credit. This will help me get myself back on track after my unexpected surgery.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

five-star-note	$35.00	$35.00	10/30/2009 4:14:49 PM
economy-synapse	$25.00	$25.00	10/30/2009 9:53:07 PM
reflective-rupee	$25.00	$25.00	10/30/2009 4:32:20 PM
economy-synapse	$50.00	$50.00	10/30/2009 9:52:30 PM
TNPCapital	$25.00	$25.00	11/2/2009 5:00:59 PM
101010	$100.00	$100.00	11/2/2009 8:25:00 PM
bankbuddy55	$50.00	$50.00	11/4/2009 7:31:23 PM
flexible-economy2	$300.00	$300.00	11/4/2009 4:55:10 PM
goldenhamster	$25.00	$25.00	11/4/2009 4:08:58 PM
MathProfessor	$25.00	$25.00	11/4/2009 8:24:49 PM
reddypradeep	$50.00	$50.00	11/5/2009 5:24:31 PM
enthusiastic-balance5	$200.00	$200.00	11/5/2009 5:09:13 PM
reflective-rupee	$125.00	$125.00	11/5/2009 4:10:47 PM
power-grid134	$25.00	$25.00	11/5/2009 4:23:53 PM
Prezotus	$33.93	$33.93	11/5/2009 9:07:26 PM
Bobusa	$25.00	$25.00	11/6/2009 4:41:27 AM
a-finance-nirvana	$100.00	$100.00	11/6/2009 4:54:55 AM
reflective-rupee	$25.00	$25.00	11/6/2009 7:40:23 AM
zento	$25.00	$25.00	11/6/2009 7:52:55 AM
SkepticalBen	$100.00	$100.00	11/5/2009 6:40:09 PM
reflective-rupee	$25.00	$25.00	11/6/2009 7:40:55 AM
loan-eagle9	$25.00	$25.00	11/6/2009 9:46:20 AM
Leshan	$50.00	$50.00	11/6/2009 10:17:26 AM
monstersdad	$50.00	$50.00	11/6/2009 11:36:19 AM
GCSS	$25.00	$25.00	11/6/2009 11:50:35 AM
GetLoan	$66.06	$66.06	11/6/2009 7:29:27 AM
bitano	$25.00	$25.00	11/6/2009 8:27:46 AM
smart-gain	$25.00	$25.00	11/6/2009 4:02:39 PM
shrewd-income	$75.00	$75.00	11/6/2009 2:30:33 PM
RecoveryLender	$25.00	$25.00	11/6/2009 4:02:27 PM
just-trade0	$36.00	$36.00	11/6/2009 1:34:24 PM
pure-silver	$25.00	$25.00	11/6/2009 3:30:14 PM
Engineer44	$25.00	$25.00	11/6/2009 4:04:12 PM
flexible-economy2	$25.00	$25.00	10/30/2009 4:31:56 PM
well-mannered-income3	$25.00	$25.00	10/31/2009 6:04:29 AM
Unitas4302	$100.00	$100.00	11/2/2009 5:23:24 PM
vivacious-p2p3	$25.00	$25.00	11/3/2009 6:13:30 PM
Pu239	$50.00	$50.00	11/5/2009 4:23:40 PM
Marfloogan	$25.00	$25.00	11/5/2009 5:02:50 PM
shrewd-income	$25.00	$25.00	11/5/2009 6:22:29 PM
srthsvghdthtr	$25.00	$25.00	11/5/2009 6:40:24 PM
admirable-credit	$25.00	$25.00	11/6/2009 2:03:12 AM
lender12345	$25.00	$25.00	11/6/2009 5:09:37 AM
Chrishu	$25.00	$25.00	11/6/2009 5:52:57 AM
reflective-rupee	$100.00	$28.01	11/6/2009 7:39:50 AM
reflective-rupee	$25.00	$25.00	11/6/2009 7:41:08 AM
reflective-rupee	$25.00	$25.00	11/6/2009 7:40:06 AM
reflective-rupee	$25.00	$25.00	11/6/2009 7:41:20 AM
Isotope	$25.00	$25.00	11/5/2009 7:31:00 PM
Taho	$25.00	$25.00	11/6/2009 8:35:27 AM
realtormoises	$25.00	$25.00	11/6/2009 10:02:14 AM
payout-reaction740	$25.00	$25.00	11/6/2009 12:01:02 PM
dorypro	$25.00	$25.00	11/6/2009 12:36:17 PM
LeoBUSIIT	$25.00	$25.00	11/6/2009 12:55:59 PM
larryboy10	$25.00	$25.00	11/6/2009 12:20:04 PM
3cinvesting	$26.00	$26.00	11/6/2009 9:24:34 AM
helynn43	$25.00	$25.00	11/6/2009 12:26:05 PM
ZOOOM	$25.00	$25.00	11/6/2009 1:39:45 PM
leverage-monger	$50.00	$50.00	11/6/2009 3:24:11 PM
shrewd-income	$150.00	$150.00	11/6/2009 3:27:04 PM
portfolio-turbine	$25.00	$25.00	11/6/2009 10:43:38 AM
the-silver-blaster	$50.00	$50.00	11/6/2009 4:01:42 PM
payout-reaction740	$25.00	$25.00	11/6/2009 12:07:02 PM
efficient-bid2	$25.00	$25.00	11/6/2009 12:41:46 PM
charming-point	$100.00	$100.00	11/6/2009 1:32:14 PM
65 bids
Borrower Payment Dependent Notes Series 431091
This series of Notes was issued and sold upon the funding of the borrower loan #39382, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-30-2009
				Auction end date:	Nov-06-2009

Starting lender yield:	20.15%	Starting borrower rate/APR:	21.15% / 24.96%	Starting monthly payment:	$37.75
Final lender yield:	13.50%	Final borrower rate/APR:	14.50% / 18.16%	Final monthly payment:	$34.42

Auction yield range:	8.29% - 20.15%	Estimated loss impact:	6.80%
Lender servicing fee:	1.00%	Estimated return:	6.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1994	Debt/Income ratio:	10%
Credit score:	680-699 (Oct-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	5y 4m
Amount delinquent:	$0	Revolving credit balance:	$1,870	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	community-comforter	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay Bills
Purpose of loan:
This loan will be used to?pay some bills that have recently came in. I am seperated and paying all bills on my own now.?

My financial situation:
I am a good candidate for this loan because? I have a very secure good paying job with good credit.

Monthly net income: $ 2788

Monthly expenses: $
??Housing: $ 984
??Insurance: $ 100
??Car expenses: $
??Utilities: $ 300
??Phone, cable, internet: $ 75
??Food, entertainment: $ 300
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 711.86
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: With current income level, it seems that you could easily come up with $1000. Aren't you having enough savings? What interest rate are you paying for the existing credit card and other dept balance ? How soon do you think pay off this loan? Goodluck. - cybercop45
A: unexpected injury and medical bills. 36 months (Nov-05-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

realtormoises	$25.00	$25.00	11/4/2009 7:58:07 PM
marwadi-62	$50.00	$50.00	11/5/2009 3:55:26 PM
Syzygy	$25.00	$25.00	11/5/2009 2:04:20 PM
maga	$100.00	$100.00	11/5/2009 6:29:15 PM
carrinel	$100.00	$100.00	11/6/2009 6:37:31 AM
loan-eagle9	$25.00	$25.00	11/6/2009 9:48:31 AM
jybank	$25.00	$25.00	11/6/2009 2:21:27 PM
the-silver-blaster	$75.00	$75.00	11/6/2009 3:57:19 PM
wild-orange	$200.00	$200.00	11/6/2009 3:02:08 PM
portfolio-turbine	$50.00	$50.00	11/5/2009 2:55:48 PM
gpuck	$25.00	$25.00	11/5/2009 5:54:24 PM
a-finance-nirvana	$150.00	$150.00	11/6/2009 5:21:47 AM
Streamfeeder	$50.00	$50.00	11/5/2009 10:14:56 PM
the-profit-oracle	$25.00	$25.00	11/6/2009 3:19:32 PM
Prezotus	$25.00	$25.00	11/6/2009 3:21:40 PM
farchoir	$30.53	$25.00	11/6/2009 3:47:20 PM
wwwUniversal	$25.00	$25.00	11/6/2009 4:00:14 PM
17 bids
Borrower Payment Dependent Notes Series 431129
This series of Notes was issued and sold upon the funding of the borrower loan #39376, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Oct-29-2009
				Auction end date:	Nov-05-2009

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 30.35%	Starting monthly payment:	$99.27
Final lender yield:	26.00%	Final borrower rate/APR:	27.00% / 29.33%	Final monthly payment:	$97.98

Auction yield range:	8.29% - 27.00%	Estimated loss impact:	7.12%
Lender servicing fee:	1.00%	Estimated return:	18.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1982	Debt/Income ratio:	20%
Credit score:	680-699 (Oct-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	46	Length of status:	19y 3m
Amount delinquent:	$0	Revolving credit balance:	$34,042	Occupation:	Fireman
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	80%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	alt-health-law	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Start up solo law firm needs cash
Purpose of loan:

4th attempt.? I appreciate all nine investors who took a chance the second and third times (first listing was flawed and withdrawn) and would love to have them involved again!

This loan will be used to fund a start-up of a solo practice law firm.? In interest of full disclosure, I am currently waiting on my bar results, which will be out next Friday.? In the unlikely event I did not pass, I will not be taking this loan for obvious reasons.? The expenses are as follows:

???????????????????????????????????????????????? ? ? ? ? Upfront????????????????????? Monthly
Business formations cost:???????????? $300Licensing fees????????????????????????????? $260 ?
Rent (Virtual business suite)????????? $497???????????????????????? $199Insurance???????????????????????????????????? $523Equipment (laser printer)?????????????? $440Supplies????????????????????????????????????? $200????????????????????????? $200Marketing/website/blog????????????????????????????????????????????????? $250Travel (Some reimbursable)??????????????????????????????????????????? $300Telephone/blackberry???????????????????????????????????????????????????? $150
Total??????????????????????????????????????????????? $2220?????????????????????? $1099

My financial situation:
I am a good candidate for this loan because I expect to generate? business in my first six month.? The request is for the amount of up front costs only.? Having done a reasonable amount of market research in my proposed niche (nurses and allied healthcare personnel), I feel that it is an easily reachable goal of 6 clients within this first six months and expected revenue of 15-21K in that time period.? I do not plan on drawing any profits for at least the first four-six months to make sure that I am generating business in that time.? I am also still employed and will remain employed in a non-legal (nursing/EMS, so closely related to my law practice area) for at least the first year of my practice.

My prosper score is low because of a bankruptcy discharged in 2004.? Credit score now in the 690 range.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

cbz	$25.00	$25.00	10/29/2009 4:35:32 PM
impressive-loan	$100.00	$100.00	10/29/2009 4:35:42 PM
forthright-dedication	$25.00	$25.00	10/30/2009 7:57:30 AM
tntmojave	$25.00	$25.00	11/1/2009 10:59:12 AM
building_community	$25.00	$25.00	11/2/2009 3:53:56 AM
agreement-animal	$25.00	$25.00	11/3/2009 11:30:46 AM
Syzygy	$25.00	$25.00	11/3/2009 2:53:49 PM
loyalist1	$25.00	$25.00	11/4/2009 6:32:04 AM
dollar-force1	$25.00	$25.00	11/4/2009 5:54:23 AM
jdwb50	$25.00	$25.00	11/4/2009 6:08:52 AM
TheYellowDart	$25.00	$25.00	11/4/2009 12:33:45 PM
MSTL30	$50.00	$50.00	11/4/2009 8:51:49 PM
1traveler	$25.00	$25.00	11/4/2009 8:38:00 PM
dignified-justice3	$50.00	$50.00	11/4/2009 9:15:56 PM
natejx	$25.00	$25.00	11/4/2009 9:18:41 PM
Gobsek	$25.00	$25.00	11/5/2009 7:42:23 AM
kind-funds-tonic	$25.00	$25.00	11/5/2009 7:10:11 AM
malomar66	$45.00	$45.00	11/5/2009 10:15:01 AM
Workaholic79	$194.73	$194.73	11/5/2009 8:28:56 AM
LarryNY	$25.00	$25.00	11/5/2009 1:04:42 PM
balance-force	$27.00	$27.00	11/5/2009 2:41:20 PM
Generous-Tiger	$25.00	$25.00	11/5/2009 2:23:29 PM
1SteelerFan	$25.00	$25.00	11/5/2009 3:56:50 PM
LanceLink	$26.00	$26.00	11/5/2009 2:48:32 PM
Thunder08	$25.00	$25.00	11/5/2009 11:46:35 AM
TakeCare	$50.00	$50.00	11/5/2009 3:52:33 PM
sunnysally	$25.00	$25.00	11/5/2009 12:23:02 PM
monstersdad	$50.00	$50.00	11/5/2009 12:35:06 PM
just-trade0	$36.00	$36.00	11/5/2009 1:11:25 PM
jybank	$25.00	$25.00	11/5/2009 3:20:26 PM
careful-wealth	$25.00	$25.00	11/5/2009 3:59:38 PM
cvlender	$25.00	$25.00	10/29/2009 4:06:54 PM
robot777	$40.00	$40.00	10/29/2009 4:32:53 PM
Borrow2Grow	$51.00	$51.00	10/29/2009 4:26:39 PM
efficient-principal	$25.00	$25.00	10/30/2009 9:34:40 AM
tracyjo	$25.00	$25.00	10/30/2009 10:56:03 AM
logan74k	$125.00	$121.21	10/30/2009 9:32:15 PM
shark1234	$25.00	$25.00	10/31/2009 3:00:36 PM
buphigam	$25.00	$25.00	11/2/2009 6:03:52 AM
tnjohnso	$25.00	$25.00	11/1/2009 8:49:05 PM
TNPCapital	$25.00	$25.00	11/2/2009 4:50:52 PM
VentureAngel	$25.00	$25.00	11/3/2009 5:13:51 AM
the-profit-oracle	$25.00	$25.00	11/3/2009 7:57:25 AM
fair-transaction	$50.00	$50.00	11/3/2009 12:42:52 PM
lib5836	$25.00	$25.00	11/3/2009 6:40:10 PM
awesome-trade	$25.00	$25.00	11/4/2009 5:54:25 AM
meers2000	$25.00	$25.00	11/4/2009 7:59:22 AM
rhin0cerx	$31.18	$31.18	11/4/2009 10:24:53 AM
BradP	$50.00	$50.00	11/4/2009 2:18:37 PM
brother_tam	$50.00	$50.00	11/4/2009 1:26:21 PM
silver-maker6	$25.00	$25.00	11/4/2009 1:23:19 PM
Bank_Of_XL	$50.00	$50.00	11/4/2009 5:26:56 PM
1traveler	$25.00	$25.00	11/4/2009 8:38:56 PM
bevans	$25.00	$25.00	11/4/2009 4:24:48 PM
wild-orange	$25.00	$25.00	11/5/2009 3:10:13 AM
Chrishu	$25.00	$25.00	11/5/2009 9:21:41 AM
BeeHive	$50.00	$50.00	11/5/2009 7:17:39 AM
rawsushi	$31.93	$31.93	11/5/2009 10:03:41 AM
buffalobills	$25.00	$25.00	11/5/2009 8:33:25 AM
paceme1	$68.45	$68.45	11/5/2009 2:12:31 PM
twjh	$25.00	$25.00	11/5/2009 8:29:03 AM
wwwUniversal	$25.00	$25.00	11/5/2009 2:57:57 PM
hamster	$27.50	$27.50	11/5/2009 2:23:42 PM
Toastmaster007	$25.00	$25.00	11/5/2009 10:14:01 AM
balanced-return5	$50.00	$50.00	11/5/2009 1:27:36 PM
Leshan	$50.00	$50.00	11/5/2009 2:39:55 PM
66 bids
Borrower Payment Dependent Notes Series 431191
This series of Notes was issued and sold upon the funding of the borrower loan #39371, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Nov-02-2009
				Auction end date:	Nov-07-2009

Starting lender yield:	5.00%	Starting borrower rate/APR:	6.00% / 6.34%	Starting monthly payment:	$36.51
Final lender yield:	5.00%	Final borrower rate/APR:	6.00% / 6.34%	Final monthly payment:	$36.51

Auction yield range:	3.29% - 5.00%	Estimated loss impact:	0.59%
Lender servicing fee:	1.00%	Estimated return:	4.41%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Oct-2009)	Current / open credit lines:	4 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	7	Length of status:	4y 2m
Amount delinquent:	$0	Revolving credit balance:	$13,281	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	39%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	precious-dough	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Visa Payment, Medical Bills
Purpose of loan:
This loan will be used to? pay off my credit card balance, because my credit card APR is extremely high and I have medical bills that I could not pay for in full at the time of service.?

My financial situation:
I am a good candidate for this loan because? I have a thousand + dollars in medical bills right now due to a high deductible insurance plan.? I am a GREAT candidate for a loan because I have had a credit card since I was 15 and have never missed a minimum payment.? I am extremely responsible with monthly bills, and it is a huge priority to me to get out of the debt that I have accrued from medical bills.
Information in the Description is not verified.
Friends And Family Winning Bids
CapitalLibre has bid a total of $1,050.00 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

CapitalLibre	$1,200.00	$1,050.00	11/3/2009 6:06:29 AM
gadfly066	$25.00	$25.00	11/3/2009 5:40:54 PM
hellasow	$25.00	$25.00	11/5/2009 12:36:49 PM
UCSBGAUCHOS	$25.00	$25.00	11/5/2009 4:15:40 PM
shrewd-income	$25.00	$25.00	11/5/2009 8:20:42 PM
FundMaker	$25.00	$25.00	11/6/2009 7:14:53 AM
octoberfresh	$25.00	$25.00	11/7/2009 6:58:18 AM
7 bids
Borrower Payment Dependent Notes Series 431651
This series of Notes was issued and sold upon the funding of the borrower loan #39387, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$12,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Nov-04-2009
				Auction end date:	Nov-07-2009

Starting lender yield:	17.29%	Starting borrower rate/APR:	18.29% / 20.50%	Starting monthly payment:	$435.58
Final lender yield:	17.29%	Final borrower rate/APR:	18.29% / 20.50%	Final monthly payment:	$435.58

Auction yield range:	17.29% - 17.29%	Estimated loss impact:	25.95%
Lender servicing fee:	1.00%	Estimated return:	-8.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Oct-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	6 / 4	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	68	Length of status:	0y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Truck Driver
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	19	Homeownership:	No
Inquiries last 6m:	1
Screen name:	venus8	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a new car for our family
Purpose of loan:
This loan will be used to purchase a car for our family.

My financial situation:
I am a good candidate for this loan because we recently completed bankruptcy, but have no debt and can afford a monthly payment.

Monthly net income: $ 7500

Monthly expenses: $2590
??Housing: $ 1250
??Insurance: $ 300
??Car expenses: $190
??Utilities: $ 150
??Phone, cable, internet: $350
??Food, entertainment: $ 100
??Clothing, household expenses $50
??Credit cards and other loans: $200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

octoberfresh	$43.88	$43.88	11/5/2009 7:15:06 AM
octoberfresh	$1,000.00	$1,000.00	11/6/2009 11:35:16 AM
octoberfresh	$125.46	$125.46	11/5/2009 1:24:09 PM
octoberfresh	$10,831.00	$10,830.66	11/7/2009 6:56:07 AM
4 bids
Borrower Payment Dependent Notes Series 431735
This series of Notes was issued and sold upon the funding of the borrower loan #39370, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Nov-03-2009
				Auction end date:	Nov-03-2009

Starting lender yield:	21.15%	Starting borrower rate/APR:	22.15% / 24.42%	Starting monthly payment:	$191.34
Final lender yield:	19.10%	Final borrower rate/APR:	20.10% / 22.34%	Final monthly payment:	$186.07

Auction yield range:	8.29% - 21.15%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-2004	Debt/Income ratio:	39%
Credit score:	660-679 (Nov-2009)	Current / open credit lines:	12 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	1y 1m
Amount delinquent:	$0	Revolving credit balance:	$9,426	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	blue-balance-phoenix	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? pay off my credit card debt My financial situation:
I am a good candidate for this loan because? I work?full time?as a lab technician for a respected doctors office, which is a position I have held since graduating from University of California Irvine and I plan on furthering my career by attending PA School in Sept 2010.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

booksleuth	$50.00	$50.00	11/3/2009 4:01:10 PM
dinero-philosopher3	$25.00	$25.00	11/3/2009 4:01:49 PM
d_grbg	$25.00	$25.00	11/3/2009 4:03:02 PM
shingu79	$50.00	$50.00	11/3/2009 4:03:22 PM
blackstar	$25.00	$25.00	11/3/2009 4:03:58 PM
icontender	$25.00	$25.00	11/3/2009 4:04:01 PM
LEWK25	$25.00	$25.00	11/3/2009 4:04:06 PM
rmachi	$25.00	$25.00	11/3/2009 4:04:25 PM
djh47a	$30.00	$30.00	11/3/2009 4:01:39 PM
mikrolown	$25.00	$25.00	11/3/2009 4:01:46 PM
Cheburashka	$25.00	$25.00	11/3/2009 4:04:59 PM
a-responsible-return	$25.00	$25.00	11/3/2009 4:05:30 PM
get30inc	$25.00	$25.00	11/3/2009 4:05:34 PM
Boca	$25.00	$25.00	11/3/2009 4:03:17 PM
anton	$50.00	$50.00	11/3/2009 4:06:14 PM
personal-lender	$25.00	$25.00	11/3/2009 4:06:25 PM
rolandweary	$40.00	$40.00	11/3/2009 4:06:30 PM
Artist_Blue	$25.00	$25.00	11/3/2009 4:06:40 PM
point-shooter	$25.00	$25.00	11/3/2009 4:04:09 PM
valiant-p2p	$25.00	$25.00	11/3/2009 4:04:32 PM
boater01	$50.00	$50.00	11/3/2009 4:04:45 PM
payout-achievement	$40.00	$40.00	11/3/2009 4:05:03 PM
poeman	$25.00	$25.00	11/3/2009 4:07:48 PM
mstebnicki	$25.00	$25.00	11/3/2009 4:07:50 PM
kanakakm	$25.00	$25.00	11/3/2009 4:05:27 PM
exact-justice	$25.00	$25.00	11/3/2009 4:08:13 PM
Wangersinc	$25.00	$25.00	11/3/2009 4:05:48 PM
financial-frenzy	$25.00	$25.00	11/3/2009 4:08:39 PM
hitsman	$50.00	$50.00	11/3/2009 4:08:46 PM
HeavyDriver03	$25.00	$25.00	11/3/2009 4:08:52 PM
wings2fly	$25.00	$25.00	11/3/2009 4:08:57 PM
GElender	$50.00	$50.00	11/3/2009 4:09:01 PM
YogaDude34	$50.00	$50.00	11/3/2009 4:06:05 PM
Clambake	$50.00	$50.00	11/3/2009 4:06:49 PM
trapper569	$25.00	$25.00	11/3/2009 4:07:02 PM
techvet	$25.00	$25.00	11/3/2009 4:07:26 PM
jeg3k	$25.00	$25.00	11/3/2009 4:07:30 PM
westsidehighway	$25.00	$25.00	11/3/2009 4:07:46 PM
ThomasCrown	$30.00	$30.00	11/3/2009 4:07:58 PM
VentureExplorer	$25.00	$25.00	11/3/2009 4:08:08 PM
andyb9	$25.00	$25.00	11/3/2009 4:08:21 PM
bonanza1973	$25.00	$25.00	11/3/2009 4:08:25 PM
wiltonbound	$25.00	$25.00	11/3/2009 4:08:28 PM
wrighco	$25.00	$25.00	11/3/2009 4:08:33 PM
unk1911	$25.00	$25.00	11/3/2009 4:01:58 PM
Heatguy	$25.00	$25.00	11/3/2009 4:02:38 PM
twirl2	$25.00	$25.00	11/3/2009 4:02:43 PM
gentle-gold	$25.00	$25.00	11/3/2009 4:03:13 PM
currency-cigar4	$25.00	$25.00	11/3/2009 4:03:24 PM
credit-force5	$25.00	$25.00	11/3/2009 4:03:46 PM
a-finance-nirvana	$100.00	$100.00	11/3/2009 4:04:03 PM
fllender	$25.00	$25.00	11/3/2009 4:04:41 PM
justice-dna	$25.00	$25.00	11/3/2009 4:04:57 PM
iruz	$50.00	$50.00	11/3/2009 4:05:06 PM
mdreiss	$25.00	$25.00	11/3/2009 4:05:23 PM
mtquan	$25.00	$25.00	11/3/2009 4:05:32 PM
unclejaef	$25.00	$25.00	11/3/2009 4:05:46 PM
wise-extraordinary-loot	$30.00	$30.00	11/3/2009 4:05:52 PM
kulender	$25.00	$25.00	11/3/2009 4:05:59 PM
SDNLR	$25.00	$25.00	11/3/2009 4:06:01 PM
gracej	$25.00	$25.00	11/3/2009 4:06:18 PM
bonus-buddy2	$35.00	$35.00	11/3/2009 4:06:47 PM
revenue-kazoo	$25.00	$25.00	11/3/2009 4:06:54 PM
swoosh	$25.00	$25.00	11/3/2009 4:07:00 PM
MissionMicroFinance	$25.00	$25.00	11/3/2009 4:07:06 PM
crenen139	$25.00	$25.00	11/3/2009 4:07:08 PM
capital-duckling	$25.00	$25.00	11/3/2009 4:07:53 PM
cpaphoto	$25.00	$25.00	11/3/2009 4:07:56 PM
kmprospeo	$25.00	$25.00	11/3/2009 4:08:44 PM
bigwig633	$25.00	$25.00	11/3/2009 4:08:49 PM
money2k	$25.00	$25.00	11/3/2009 4:08:55 PM
diplomatic-coin	$25.00	$25.00	11/3/2009 5:59:21 PM
jybank	$25.00	$25.00	11/3/2009 4:13:57 PM
reflective-rupee	$50.00	$50.00	11/3/2009 4:22:21 PM
enthusiastic-balance5	$200.00	$200.00	11/3/2009 5:40:20 PM
skuba	$25.00	$25.00	11/3/2009 4:01:15 PM
gold-sushi	$25.00	$25.00	11/3/2009 4:01:54 PM
108lender	$200.00	$200.00	11/3/2009 4:02:53 PM
charming-point	$100.00	$100.00	11/3/2009 4:02:56 PM
elegant-bonus	$25.00	$25.00	11/3/2009 4:03:03 PM
blue-liberty-gourd	$25.00	$25.00	11/3/2009 4:03:15 PM
Lightlife	$50.00	$50.00	11/3/2009 4:03:54 PM
Weaverville	$25.00	$25.00	11/3/2009 4:01:13 PM
wise-spirited-nickel	$25.00	$25.00	11/3/2009 4:04:12 PM
five-star-justice	$36.00	$36.00	11/3/2009 4:01:32 PM
credit-kahuna	$100.00	$100.00	11/3/2009 4:04:38 PM
efficient-principal	$25.00	$25.00	11/3/2009 4:01:52 PM
brother_tam	$50.00	$50.00	11/3/2009 4:05:12 PM
spitzbergen	$25.00	$25.00	11/3/2009 4:05:42 PM
AF-Chief	$35.00	$35.00	11/3/2009 4:05:50 PM
Aimvest	$25.00	$25.00	11/3/2009 4:03:06 PM
WalnutCreekguy	$33.00	$33.00	11/3/2009 4:07:22 PM
chicco	$80.00	$80.00	11/3/2009 4:07:28 PM
Dunndeal4u	$25.00	$25.00	11/3/2009 4:07:48 PM
active-reward7	$25.00	$25.00	11/3/2009 4:05:15 PM
reciprocate	$50.00	$50.00	11/3/2009 4:05:19 PM
JGB	$25.00	$25.00	11/3/2009 4:05:24 PM
wayman	$50.00	$50.00	11/3/2009 4:08:10 PM
LendGuy	$25.00	$25.00	11/3/2009 4:08:19 PM
CarDealer3070	$25.00	$25.00	11/3/2009 4:05:40 PM
Approved1234	$25.00	$25.00	11/3/2009 4:08:31 PM
Banker7371	$25.00	$25.00	11/3/2009 4:05:55 PM
Havana21	$50.00	$50.00	11/3/2009 4:06:08 PM
czar3	$30.00	$30.00	11/3/2009 4:06:20 PM
vcbogan	$100.00	$100.00	11/3/2009 4:06:57 PM
radiant-fund	$25.00	$25.00	11/3/2009 4:07:04 PM
RetiredATC	$25.00	$25.00	11/3/2009 4:07:09 PM
courteous-deal8	$25.00	$25.00	11/3/2009 4:07:11 PM
Cai8899	$25.00	$25.00	11/3/2009 4:07:14 PM
ianakacg	$25.00	$25.00	11/3/2009 4:07:32 PM
youqianderen	$50.00	$50.00	11/3/2009 4:07:44 PM
jdrez	$25.00	$25.00	11/3/2009 4:08:00 PM
Dutchhunter	$25.00	$25.00	11/3/2009 4:08:04 PM
benefit-squirrel	$30.00	$30.00	11/3/2009 4:08:14 PM
slartibardfast	$25.00	$25.00	11/3/2009 4:08:23 PM
agwosdof	$50.00	$50.00	11/3/2009 4:08:32 PM
gold-disk	$50.00	$50.00	11/3/2009 4:08:36 PM
Bank_Of_XL	$50.00	$50.00	11/3/2009 4:13:06 PM
VBAces	$50.00	$50.00	11/3/2009 4:09:02 PM
five-star-note	$25.00	$25.00	11/3/2009 4:01:17 PM
MrDavid	$25.00	$25.00	11/3/2009 4:01:25 PM
miked8303	$25.00	$25.00	11/3/2009 4:01:42 PM
SnE	$25.00	$25.00	11/3/2009 4:02:02 PM
golden-cat	$25.00	$1.00	11/3/2009 4:10:58 PM
building_community	$25.00	$25.00	11/3/2009 4:20:04 PM
power-flow6	$25.00	$25.00	11/3/2009 4:03:09 PM
contract-neutron	$25.00	$25.00	11/3/2009 4:03:20 PM
Frenchynh	$25.00	$25.00	11/3/2009 4:03:41 PM
value-pole	$25.00	$25.00	11/3/2009 4:03:51 PM
EnigmaNYC-29	$25.00	$25.00	11/3/2009 4:05:17 PM
SNH	$50.00	$50.00	11/3/2009 4:06:28 PM
museic1	$50.00	$50.00	11/3/2009 4:06:42 PM
yield-lion	$25.00	$25.00	11/3/2009 4:06:52 PM
JohnW12	$25.00	$25.00	11/3/2009 4:07:16 PM
bchen78875	$25.00	$25.00	11/3/2009 4:07:20 PM
Sam65	$25.00	$25.00	11/3/2009 4:07:36 PM
socialbanker	$25.00	$25.00	11/3/2009 4:07:39 PM
xstreamin	$25.00	$25.00	11/3/2009 4:07:52 PM
laredotornado	$25.00	$25.00	11/3/2009 4:07:54 PM
truth-futurist	$25.00	$25.00	11/3/2009 4:08:01 PM
aasx1108	$25.00	$25.00	11/3/2009 4:08:18 PM
lagnisiruk	$25.00	$25.00	11/3/2009 4:08:43 PM
awwaww	$25.00	$25.00	11/3/2009 4:08:51 PM
BuffetRocks	$50.00	$50.00	11/3/2009 4:14:30 PM
economy-synapse	$25.00	$25.00	11/3/2009 5:33:54 PM
felicity-daydream	$25.00	$25.00	11/3/2009 5:50:51 PM
146 bids
Borrower Payment Dependent Notes Series 431817
This series of Notes was issued and sold upon the funding of the borrower loan #39378, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Nov-04-2009
				Auction end date:	Nov-06-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 39.15%	Final monthly payment:	$45.24

Auction yield range:	17.29% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Apr-1991	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Nov-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	0y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Sales - Commission
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	4
Screen name:	lg2001	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	640-659 (Jun-2008)
Principal balance:	$678.58	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Using Prosper... A Second Time!
Why?

This is my 2nd time using Prosper.? I already have an active Prosper loan - and I have never missed a payment!? Part of the money will likely be?used towards my car.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

reflective-rupee	$25.00	$25.00	11/4/2009 3:30:20 PM
lender12345	$100.00	$100.00	11/4/2009 5:54:14 PM
periko	$50.00	$50.00	11/4/2009 9:56:21 PM
Tuss12	$100.00	$100.00	11/5/2009 2:43:22 PM
LAKETIME	$25.00	$25.00	11/5/2009 2:30:16 PM
skater	$25.00	$25.00	11/5/2009 4:16:39 PM
EEasyMoney	$50.00	$50.00	11/6/2009 7:55:14 AM
LEO_B	$25.00	$25.00	11/6/2009 6:45:23 AM
3cinvesting	$26.00	$26.00	11/6/2009 9:18:47 AM
brother_tam	$50.00	$29.01	11/6/2009 10:01:20 AM
genuine-diversification5	$25.00	$25.00	11/6/2009 2:00:00 PM
RochelleW	$50.00	$50.00	11/6/2009 9:23:47 AM
joefoolz	$25.00	$25.00	11/6/2009 3:11:30 PM
Lender_1972	$25.00	$25.00	11/6/2009 4:24:17 PM
aztocas	$25.00	$25.00	11/6/2009 7:01:51 PM
MoneyForNothing	$25.00	$25.00	11/4/2009 4:29:32 PM
Mr_Katana	$25.00	$25.00	11/5/2009 1:33:44 PM
enthusiastic-balance5	$25.00	$25.00	11/5/2009 5:32:04 PM
well-mannered-income3	$25.00	$25.00	11/5/2009 7:32:38 PM
MatticusCaesar	$200.00	$200.00	11/6/2009 12:30:52 AM
gbruenin	$44.99	$44.99	11/6/2009 12:23:10 PM
kingbob	$25.00	$25.00	11/6/2009 3:55:40 PM
RebuildingAmerica	$25.00	$25.00	11/6/2009 4:48:02 PM
23 bids